Exhibit 10.27

LEASE

BETWEEN

1151 MILDRED LLC,

AS LANDLORD,

AND

FENDER MUSICAL INSTRUMENTS CORPORATION

AS TENANT

Dated as of: November 16, 2004

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24.	BROKERAGE	28
25.	HAZARDOUS MATERIALS	28
26.	ARBITRATION	31
27.	RENEWAL TERMS	32
28.	MISCELLANEOUS	34
29.	ROOFTOP AND LAND INSTALLATIONS	36
30.	RE-MEASURING THE BUILDING AND PREMISES	37
31.	RIGHT OF FIRST REFUSAL	38

EXHIBITS

Exhibit A	-	Description of Land
Exhibit B-1 and B-2	-	Location of Building and Parking Area on Land; Description of Building Premises
Exhibit C	-	Method of Measurement
Exhibit D	-	Workletter
Exhibit E		Non-Disturbance and Attornment Agreement
Exhibit F	-	Appraisal Procedures
Exhibit G	-	Form of Memorandum of Lease
Exhibit H		Form of Commencement Date Agreement
Exhibit I-1	-	Form of Tenant’s Estoppel Certificate
Exhibit I-2	-	Form of Landlord’s Estoppel Certificate

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LEASE

LEASE, made as of the     th day of November, 2004, by and between 1151 MILDRED LLC (the “Landlord”), a Delaware limited liability company, having an office at 100 Bayview Circle, Suite 310, Newport Beach, California 92660 and FENDER MUSICAL INSTRUMENTS CORPORATION (the “Tenant”), a Delaware corporation, with offices at 8860 E. Chaparral Road, Suite 100, Scottsdale, AZ 85250-2610, Attention: General Counsel.

W I T N E S S E T H:

In consideration of the representations, covenants and agreements herein contained, the parties hereto hereby covenant and agree as follows:

1. PREMISES

1.01 Authority. (a) Landlord represents and warrants that (i) it is the sole owner in fee simple of the Land (as hereinafter defined), (ii) it has full corporate right and authority to lease the Premises (as hereinafter defined) to Tenant and to otherwise enter into this Lease on the terms and conditions set forth herein and (iii) the party executing this Lease on behalf of Landlord has the full right, authority and power to execute and deliver this Lease on behalf of Landlord.

(b) Tenant represents and warrants that (i) it has full corporate right and authority to lease the Premises from Landlord and to otherwise enter into this Lease on the terms and conditions set forth herein and (ii) the officer executing this Lease on behalf of Tenant has the full corporate right, authority and power to execute and deliver this Lease on behalf of Tenant.

1.02 Demise of Premises. For the purposes of this Lease, the following terms shall have the following meanings:

(a) “Equipment” shall mean and include, but shall not be limited to, machinery, engines, dynamos, boilers, radiators, heat, ventilation and air conditioning compressors and equipment, sprinkler equipment, electrical and plumbing equipment, ducts, exterior doors, fire protection equipment, pipes, conduits and fittings and any other systems servicing or furnishing utilities to the Improvements at any time now or hereafter erected, constructed, affixed or attached to or placed in or placed upon the Land or the Improvements (whether by Landlord or by Tenant), and any and all alterations, renewals and replacements thereof, additions thereto and substitutes therefor. Equipment shall not mean any of the following property owned or leased by Tenant (or anyone claiming by, through or under Tenant) and located in or on the Premises (collectively, “Tenant’s Property”): trade fixtures, warehouse racking systems, office furniture and equipment, movable partitions, conveyors, communications equipment and other articles of movable personal property.

(b) “Improvements” shall mean, collectively, (i) any and all buildings, improvements, paved areas (including, without limitation, the Parking Area, as hereinafter defined) and structures (now or hereafter erected) on the Land, including, but not limited to, the Building, and (ii) the Equipment.

(c) “Building” shall mean the approximately 857,000 square foot building more particularly described in Exhibit B-1 annexed hereto, which has the street address of 1151 South Mildred Avenue, Ontario, California.

(d) “Building Premises” shall mean approximately 568,000 square feet (it being agreed that such square footage is subject to measurement as hereinafter provided) of the Building more particularly described in Exhibit B-2 annexed hereto.

(e) “Land” shall mean the parcel of land lying and being in the County of Riverside, City of Ontario, State of California, more particularly described in Exhibit A annexed hereto.

(f) “Premises” shall mean the Building Premises and Parking Area (as defined below).

Landlord does hereby lease and demise to Tenant, and Tenant does hereby hire and take from Landlord, the Premises for the Term. After the Commencement Date, the number of rentable square feet contained in the Building Premises for the purposes of this Lease shall be determined pursuant to the provisions of Article 30 hereof and in accordance with the definitions and method set forth on Exhibit C annexed hereto.

1.03 Workletter. The terms and provisions concerning the construction of and performance of the initial improvements, betterments and other work required to prepare the Premises for Tenant’s initial occupancy of the Premises are set forth in the Workletter annexed hereto as Exhibit D (the “Workletter”), which Workletter is hereby incorporated herein and made a part hereof.

2. TERM

2.01 Term. The initial term of this Lease (the “Term”) shall commence on January 1, 2005, unless the Commencement Date is deferred as provided for in Article V of the Workletter attached hereto as Exhibit D, and, subject to Tenant’s renewal rights, shall end, unless this Lease is extended as provided for in Article V of the Workletter or is sooner terminated pursuant to the provisions hereof or pursuant to law, at 11:59 p.m. on the day preceding the fifth (5th) anniversary of the Commencement Date (the “Expiration Date”), both dates inclusive. “Term” shall refer to the initial term and any renewal thereof.

2.02 Confirming the Commencement Date. Within thirty (30) days after the Commencement Date has been finally determined in accordance with the provisions of the Workletter, Landlord and Tenant shall execute an agreement, in the form annexed hereto as Exhibit H, confirming the Commencement Date and the Expiration Date, but the failure of the parties to execute such agreement shall not defer the Commencement Date or otherwise invalidate this Lease.

3. RENT

3.01 Base Rent. (a) Tenant, for and in respect of the Premises, shall pay Landlord a base annual rent (“Base Rent”) at the following annual rates during the following periods:

(i) THIRTY TWO CENTS ($0.32) per rentable square foot of the Building Premises per month, during the period beginning on the Commencement Date to and including the last day of the thirtieth (30th) month thereafter; and

(ii) THIRTY FIVE CENTS ($0.35) per rentable square foot of the Building Premises per month, during the period beginning on the first day of the thirty-first (31st) month following the Commencement Date to and including the Expiration Date.

(b) Tenant shall pay Base Rent in equal monthly installments in advance on the Commencement Date and thereafter on the first day of each and every calendar month during the Term, without notice or demand therefor. If the Commencement Date or the date on which occurs the expiration (or earlier termination) of the Term occurs on a day other than the first or last day, respectively, of a calendar month, the Base Rent for the month in question shall be prorated on a per diem basis.

(c) Until the rentable square footage of the Building Premises is finally determined pursuant to the provisions of Article 30 hereof and in accordance with the definitions and method set forth on Exhibit C annexed hereto, Tenant shall pay Base Rent based on the assumption that the Building contains 568,000 rentable square feet. Promptly after the rentable square footage of the Building Premises is so determined, a retroactive adjustment in Base Rent shall be made and the appropriate payment shall be made by one party hereto to the other.

3.02 Additional Rent. All amounts, other than Base Rent, payable by Tenant to Landlord pursuant to the provisions of this Lease shall be payable as additional rent (collectively, “Additional Rent”). The Base Rent and all Additional Rent are collectively referred to as “Rent.” During the Term, Tenant shall pay to Landlord Tenant’s Proportionate Share of the Taxes, Landlord’s Insurance and Common Area Expenses as Additional Rent in monthly installments of one-twelfth (1/12th) of Landlord’s estimate of the Additional Rent due in any calendar year commencing on the Commencement Date and continuing on the first day of each successive month during the Term. Landlord may, from time to time, make reasonable adjustments in its estimate of Additional Rent. Subsequent Additional Rent deposits by Tenant for such year shall be based on the revised estimate of Additional Rent. Within sixty (60) days of the end of the calendar year for which estimates of Additional Rent were made, actual Additional Rent due for such year shall be calculated by Landlord and sent to Tenant. If Tenant’s Proportionate Share of actual Additional Rent exceeds the deposits paid by Tenant based on Landlord’s estimates, Landlord shall bill Tenant for the excess amount and Tenant shall pay to Landlord said amount within thirty (30) days of receipt of such billing. If Tenant’s Proportionate Share of actual Additional Rent is less than the deposits paid by Tenant based on Landlord’s estimate thereof, Tenant shall, at the option of Landlord, be paid such excess amount or be given a credit for the excess amount against the next Additional Rent deposit due for the subsequent year. If the Term commences on any day other than the first day of January, or if the

Term ends on any day other than the last day of December, any Additional Rent due Landlord shall be pro-rated, based on a 365 day year. Upon expiration or termination of this Lease, Tenant shall pay such pro-rated amount within thirty (30) days of receipt of such billing. This covenant shall survive the expiration or termination of this Lease.

For purposes of this Lease, Tenant’s prorata share shall be 66.28% (the “Proportionate Share”), it being agreed that such percentage is subject to measurement as hereinafter provided in Article 30.

“Common Area Expenses” shall mean Landlord’s costs of operating, maintaining, protecting, repairing and replacing the Building, Land and Improvements, including, without limitation, gardening and landscaping, repairs and replacement of Building components, paving, curbs, sidewalks, drainage and lighting facilities, as may from time to time be necessary, painting, caulking, lighting, sanitary control, removal of trash, rubbish, garbage and other refuse (provided, however, that Tenant shall not be responsible for Landlord Repairs (as defined in Section 7.01(1) unless such replacement is required by reason of damage done by Tenant or its employees, agents, contractors or invitees). Notwithstanding anything to the contrary set forth above, or elsewhere in this Lease, the following shall be excluded from Common Area Expenses:

(i) Costs associated with the operation of the business or entity which constitutes “Landlord,” as distinguished from the costs of operations of the Building, Land and Improvements, including but not limited to, partnership accounting and legal matters, cost of defending any lawsuits with any mortgagee, cost of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, Land or Improvements, cost of any disputes between Landlord and its employees (if any) not engaged in the operations of the Buildings, disputes of Landlord with Building management, or outside fees paid in connection with disputes with other tenants;

(ii) Costs incurred in connection with the original construction of the Building or Improvements;

(iii) Costs of alterations or improvements to the premises of other tenants in the Building;

(iv) Depreciation, amortization, interest and principal payments on mortgages, and other debt costs, if any;

(v) Cost of correcting construction defects in the initial construction of the Building, including installation of the Building sprinkler system, major Building systems such as hearing, ventilating, air conditioning (“HVAC”) or other mechanical, electrical or plumbing systems of the Building of which notice is given to Landlord within one (1) year of the Commencement Date of the Lease;

(vi) Costs for which Landlord is reimbursed by its insurance carrier or any tenant’s insurance carrier;

(vii) Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(viii) Fines, penalties and interest for violations of law; and

(ix) Amounts paid as ground rental by Landlord.

It is understood that Common Area Expenses relating to the Building, Land and Improvements shall be reduced by all cash discounts, trade discounts or quality discounts, if any, received by Landlord or Landlord’s managing agent in the purchase of any goods, utilities or services in connection with the operation of the Building and the maintenance of the Land and Improvements. Landlord shall make payments for goods, utilities and services in a timely manner to obtain the maximum possible discounts, if any. In the calculation of any expenses hereunder, it is understood that no expense shall be charged more than once. Except as otherwise provided herein, Landlord shall use commercially reasonable efforts to effect an equitable pro-ration of bills for services rendered to the Building and to any other property owned by Landlord. Landlord agrees to keep books and records showing the Common Area Expenses and all other operating costs in accordance with a system of accounts and sound accounting practices consistently maintained on a year-to-year basis.

3.03 Disputes; Inspection Rights. In connection with Tenant’s Proportionate Share of Additional Rent, the following shall apply:

(a) If any dispute arises as to the amount of Tenant’s Proportionate Share of Additional Rent due hereunder, Tenant shall have the right after reasonable written notice to Landlord and at reasonable time to inspect Landlord’s accounting records at Landlord’s accounting office; provided, however, that Tenant shall not be entitled to a copy of Landlord’s records and Tenant’s review of Landlord’s records shall be limited to those records relating to the Common Area Expenses, taxes, insurance and utilities, and, if after such inspection Tenant shall disputes the amount of Tenant’s Proportionate Share of Additional Rent owed, a certification as to the proper amount shall be made by a certified public accountant selected by Landlord and approved by Tenant, which approval shall not be withheld or delayed, and which certification shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined that Landlord’s original statement overstated that portion of the Tenant’s Proportionate Share of Common Area Expenses which constitute the Controllable Expenses by more than five percent (5%).

(b) In no event shall Tenant be entitled to dispute the amount of Tenant’s Proportionate Share of Additional Rent levying more than one (1) year previous to Tenant’s written notice of the dispute given to Landlord. Further, Tenant shall not be entitled to dispute the amount of Tenant’s Proportionate Share of Additional Rent if Tenant is in material default under any provisions of this Lease or if Tenant has failed or refused to pay any amounts due under this Lease, including, without limitation, monthly installments of Base Rent and Additional Rent. Tenant shall not be entitled to withhold any sums due hereunder pending completion of inspection of Landlord’s records by Tenant or certification by Landlord’s certified public accountant. Landlord shall not be liable for and Tenant shall be solely responsible for and pay any and all costs, fees and charges relating to or arising out of Tenant’s inspection of Landlords’ records. Tenant, and any agents, consultants, contractors, accountants, auditors and employees used by

Tenant in conducting Tenant’s inspection of Landlord’s records agree that any information obtained during the course of the inspection and the results of such inspection are and shall be held strictly confidential by Tenant, its agents, consultants, contractors, accountants, auditors and employees. Prior to exercising any right to inspect Landlords’ records, Tenant agrees to execute and/or have executed by Tenant’s agents, consultants, contractors, accountants, auditors or employees a confidentiality agreement in a form mutually agreed upon by the parties, which confidentiality agreement must be agreed upon prior to exercising the right to inspect Landlord’s records.

3.04 Late Charge. If Tenant fails to pay Landlord any Rent due under this Lease by the date such amount is due (any such failure, a “Non-Payment Event”), and notwithstanding that Tenant may be entitled to a notice pursuant to Section 21.01(a), then such past due amount shall bear interest at the Interest Rate (as defined in Section 28.02) from the due date therefor until the date paid. In addition, for the third and any subsequent Non-Payment Event in any twelve (12) month period, Tenant shall pay an additional late charge equal to five percent (5%) of the Rent which was not paid when due.

3.05 Management Fee. In addition to the Base Rent and all other Additional Rent payable under this Lease, Tenant shall pay to Landlord an annual management fee (the “Management Fee”) at the following annual rates during the following periods:

(a) THIRTY TWO HUNDREDTHS OF A CENT ($0.0032) per rentable square foot of the Building Premises per month, during the period beginning on the Commencement Date to and including the last day of the thirtieth (30th) month thereafter; and

(b) THIRTY FIVE HUNDREDTHS OF A CENT ($0.0035) per rentable square foot of the Building Premises per month, during the period beginning on the first day of the thirty-first (31st) month following the Commencement Date to and including the Expiration Date.

Tenant shall pay the Management Fee in equal monthly installments in advance on the Commencement Date and thereafter on the first day of each and every calendar month during the Term, without notice or demand therefor. If the Commencement Date or the date on which occurs the expiration (or earlier termination) of the Term occurs on a day other than the first or last day, respectively, of a calendar month, the Management Fee for the month in question shall be prorated on a per diem basis.

3.06 Security Deposit. Tenant agrees to deposit with Landlord $198,800.00 as security for the performance by Tenant of every covenant and condition of this Lease by Tenant to be performed (the “Security Deposit”). Notwithstanding the foregoing, Landlord has waived the requirement of Tenant to deposit with Landlord the Security Deposit in the amount set forth in this Section 3.06 concurrently upon the execution of this Lease. Nevertheless, if Tenant defaults in the timely payment of the Base Rent or any Additional Rent required under this Lease on more than two (2) occasions during the Term of this Lease, then Tenant shall be required, within ten (10) days written notice from Landlord to deposit with Landlord the Security Deposit as security for Tenant’s complete performance of its obligations under this Lease and the remainder of the terms and provisions of this Section 3.06 shall be applicable to the Security Deposit. The failure by Tenant to deposit with Landlord the Security Deposit as required hereunder shall constitute a material default under this Lease and Landlord shall not be required to deliver to Tenant any further notice of such default or allow any grace period for the cure of such default. Said deposit may be commingled with other funds of Landlord, and shall bear no interest. Upon the deposit of the Security Deposit, if Tenant shall default with respect to any covenant or condition of this Lease, including, but not limited to, the payment of any sum due hereunder, then Landlord may use such portion of the Security Deposit as is necessary to cure such default. In the event Landlord so uses the Security Deposit in part or in whole, Tenant will restore the Security Deposit to the required amount upon notice of said default and failure to do so shall be a default under this Lease. Should Tenant comply with all of the covenants and conditions of this Lease, the Security Deposit or any balance thereof shall be returned to Tenant at the expiration of the Term thereof. The Security Deposit shall not be deemed an advanced payment of Rent or measure of Landlord’s damages for any default hereunder by Tenant.

4. TAXES

4.01 Definitions. For purposes of this Lease, the following definitions shall apply:

“Tax Year” shall mean each twelve (12) calendar month period beginning on January 1st of any calendar year and ending on December 31st of such calendar year, all or any part of which period occurs during the Term.

“Taxes,” for any Tax Year, shall mean all real estate taxes and real estate assessments, special or otherwise, levied or assessed upon the Land and Improvements in respect of such Tax Year; provided, however, that the parties agree that “Taxes” shall also include any taxes, charges or assessments that are assessed or imposed upon or with respect to the Landlord or the Land and Improvements by the local, state or federal taxing authorities, and that are in lieu of, or in substitution in whole or in part for, the present method of taxation, but only to the extent that such taxes, charges or assessments would be payable if the Land and Improvements were the only property of Landlord. Notwithstanding anything to the contrary contained herein, Taxes shall not include, or there shall be deducted from Taxes, as the case may be, any inheritance, estate, succession, transfer, gift, franchise, net income or capital stock tax. If a fiscal period fixed by any governmental authority for any component of Taxes is a period other than a Tax Year, then such component of Taxes shall be averaged over the number of calendar months in such fiscal period and each such monthly portion shall be included in Taxes for the Tax Year in which such calendar month occurs.

4.02 Tax Payment. Landlord shall pay the Taxes to the applicable governmental authorities and Tenant shall reimburse Landlord the amount of such Taxes as Additional Rent in accordance with Section 3.02 hereof.

4.03 Tax Protest. (a) Landlord, within ten (10) business days after its receipt thereof, shall send Tenant a copy of any notice of reappraisal applicable to the Building. Landlord may (1) contest the amount or validity, in whole or in part, of any Taxes, and (2) seek a reduction in the valuation of the Premises assessed for tax purposes by appropriate proceedings (“Tax Protest Proceedings”) diligently conducted in good faith and the cost of such Tax Protest Proceedings shall constitute a Common Area Expense.

(b) If Tenant requests in writing that Landlord commence Tax Protest Proceedings, Landlord shall, at its option, (1) diligently prosecute such Tax Protest Proceeding to conclusion and in which event Landlord shall provide Tenant with detailed information as to how Landlord will pursue such claim, or (2) allow Tenant to pursue such Tax Protest Proceedings with Landlord’s concurrence, in the name of Landlord with counsel acceptable to Landlord. In the event Landlord shall allow Tenant to prosecute such Tax Protest Proceeding as set forth in subclause (2) above, Landlord shall not unreasonably withhold its consent to Tenant’s proposed counsel and shall grant or deny its consent within five (5) business days of Tenant’s request. Any recovery relating to taxes paid by Tenant under this Section 3.04 shall be paid to Tenant provided that Tenant shall pay directly all reasonable costs incurred in connection with the pursuit of any such Tax Protest Proceedings.

(c) The provisions and obligations of the parties under this Article 4 shall survive the expiration or earlier termination of this Lease

5. SERVICES AND UTILITIES

5.01 Services and Utilities. Except as otherwise provided in this Lease or the Workletter, Landlord shall not be required to furnish any services or utilities to the Premises and Tenant assumes the full and sole responsibility for obtaining all services and utilities necessary for the operation of the Premises.

(b) Landlord, as part of the Base Building Work and the Tenant’s Work (as both such terms are defined in the Workletter), shall install all meters, conductors, feeders, wires and other equipment necessary to permit the direct provision by the applicable utility companies of electricity, water, gas and sewer service to the Building Premises. The electrical service to the Building Premises will be metered separately from the electrical service to the premises of any other tenant of the Building. Tenant shall make its own arrangements with the applicable utility companies for the furnishing of, and Tenant shall pay directly to the applicable utility companies all charges for, electricity, water and gas consumed in the Building Premises. Landlord shall not commit any act that would interrupt, diminish or otherwise interfere with the direct provision of electricity, water, gas or sewer service to the Building Premises.

6. USE; COMPLIANCE WITH LAWS

6.01 Permitted Uses. Tenant may use the Premises for the following uses (collectively, the “Intended Use”): (i) As a warehouse facility (which shall include use for receiving, storing, shipping and selling products, materials and merchandise), (ii) for general, executive and administrative offices, and (iii) for all lawful uses ancillary to the uses described in the preceding clauses (i) and (ii) of this sentence, including, without limitation, conference and computer facilities and employee and visitor cafeteria and dining areas.

6.02 Compliance with Laws. (a) To Landlord’s knowledge, Landlord represents and warrants that the Land is, as of the date hereof, zoned for the Intended Use, and that, upon completion of the Base Building Work and the Tenant’s Work, the Premises will comply with all Legal Requirements (as defined in Section 28.02 below), except as related to Tenant’s specific use of the Premises.

(b) Tenant shall comply with all Legal Requirements relating to the Premises, except that Tenant shall not be required to make any structural repairs or alterations to the Premises in order to comply with any Legal Requirement, except to the extent the need to comply therewith arises from Tenant’s particular manner of using the Premises (as distinguished from Tenant’s use of the Premises generally for warehouse/office use). Tenant shall have the right at its expense to contest, by appropriate legal proceedings conducted in good faith and with due diligence, the validity or application, in whole or in part, of any Legal Requirement with which Tenant is obligated to comply by the preceding sentence and, so long as such proceeding is being conducted in good faith and with due diligence and deferral of compliance does not subject Landlord to civil penalties or criminal prosecution or interfere with other tenants use and enjoyment of the Building and Improvements, Tenant may defer compliance pending the outcome of such contest. Landlord shall, upon request by Tenant, reasonably cooperate with any such contest (at no expense to Landlord, unless Tenant pays such expense) and shall promptly execute and deliver to Tenant any documents, information, consents or other materials required or reasonably desirable to prosecute such contest.

(c) Landlord shall comply with all Legal Requirements relating to the Improvements and the Land, other than those with which Tenant is obligated to comply by Section 6.02(b) above. Landlord shall have the right at its expense to contest, by appropriate legal proceedings conducted in good faith and with due diligence, the validity or application, in whole or in part, of any Legal Requirements with which Landlord is obligated to comply by the preceding sentence and, so long as such proceeding is being conducted in good faith and with due diligence and deferral of compliance does not subject Tenant to civil penalties or criminal prosecution, result in unsafe conditions nor interfere in any material respect with Tenant’s ability to use the Premises for the Intended Use, Landlord may defer compliance pending the outcome of such contest. Tenant shall, upon request by Landlord, reasonably cooperate with any such contest (at no expense to Tenant, unless Landlord pays such expense) and shall promptly execute and deliver to Landlord any documents, information, consents or other materials required or reasonably desirable to prosecute such contest.

6.03 Future Compliance Work. If Landlord, pursuant to the provisions of this Lease, shall be required to perform any Future Compliance Work (as defined below), then Landlord shall perform such Future Compliance Work in a good and workmanlike manner and in accordance with all Legal Requirements, and shall exercise all reasonable efforts to minimize any interference with Tenant’s business operations that may be occasioned thereby. In no event shall Tenant be responsible for any supervisory fee, construction management fee, or any similar fee payable to Landlord or an affiliate of Landlord in connection with the performance of such Future Compliance Work. Tenant agrees to cooperate with Landlord in connection with the performance by Landlord, at Landlord’s expense, of any Future Compliance Work.

(a) “Future Compliance Work” means any structural repairs or alterations to the Building, the Improvements or the Land that are required to be made in order to comply with a Future Law (i) that pertains generally to warehouse or office facilities (i.e., the need to comply therewith does not arise from Tenant’s particular manner of using the Premises), other than any Landlord’s Remediation Work (as defined below), and (ii) the requirement for which is not triggered or caused by Alterations being performed by or on behalf of Tenant. The cost of Future Compliance Work shall be Common Area Expense, and such cost shall be amortized and collected over the useful life of such repairs or alterations, determined in accordance with generally accepted accounting principles, with interest at the Interest Rate.

(b) “Future Law” means (i) any Legal Requirement adopted after the Commencement Date of this Lease, (ii) any amendment to, or modification of, a Legal Requirement, which amendment or modification is adopted after the Commencement Date of this Lease or (iii) any Legal Requirement existing on the Commencement Date of this Lease, compliance with which is required only because of a judicial interpretation of such Legal Requirement first rendered after the Commencement Date of this Lease (without limiting the generality of the foregoing, the term “Future Law” shall not include any Legal Requirement existing on the Commencement Date of this Lease which, by its terms, takes effect or requires compliance after the Commencement Date of this Lease).

7. REPAIRS AND MAINTENANCE

7.01 Generally. (a) For purposes of this Lease, the following definitions shall apply:

1. “Landlord Repair” shall mean any repair to or replacement of the structural components of the following portions of the Premises: the piers, foundations, structural steel, exterior walls, columns, joists and roofs, and the work described as excluded from Common Area Expenses by subclause (v) of the definition of Common Area Expenses.

2. “Tenant Repair” shall mean any repair to or replacement of the Premises or any portion thereof that is not a Landlord Repair.

(b) Landlord and Tenant expressly acknowledge (i) that the following provisions of this Article 7 shall not apply to any repairs or replacements required as a result of fire or other casualty, and (ii) that all repairs and replacements required by fire or other casualty shall be governed by the provisions of Article 16 hereof.

7.02 Landlord’s Obligations. Landlord, at its expense, shall make all Landlord Repairs in and to the Premises in order to maintain the Premises in a first-class manner. Notwithstanding the foregoing, if, and to the extent that, any such Landlord Repair is required by reason of (a) the negligent act or omission of Tenant, its agents, contractors or employees, or (b) any Alteration performed by Tenant, then Tenant shall make the same at its expense. If Tenant performs any Landlord Repair which is covered by the insurance required to be maintained by Landlord pursuant to Section 14.01 below, then Landlord shall assign to Tenant all insurance proceeds which are or may be payable by the insurer with respect to such Landlord Repair. Landlord shall perform all Landlord Repairs in a diligent, first-class manner and in compliance with all Legal Requirements, and shall exercise all reasonable efforts to minimize any interference with Tenant’s business operations that may be occasioned thereby. Tenant agrees to cooperate with Landlord, at Landlord’s expense, in connection with the performance by Landlord of any Landlord Repairs provided that Landlord’s repairs shall minimize any interference with Tenant’s business operations.

7.03 Tenant’s Obligations. (a) Tenant shall take good care of the Improvements, and, as and when needed, shall make all Tenant Repairs thereto. Notwithstanding the foregoing, if, and to the extent that, any such Tenant Repair is required by reason of the negligent act or omission of Landlord, its agents, contractors or employees, then in any such event, Landlord shall make the same at its expense. If Tenant performs any Tenant Repair which is covered by the insurance required to be maintained by Landlord pursuant to Section 14.01 below, then Landlord shall assign to Tenant all insurance proceeds which are or may be payable by the insurer with respect to such Tenant Repair. Tenant shall perform all Tenant Repairs which it is required to perform pursuant to this Section 7.03 in a diligent, first-class manner and in compliance with all Legal Requirements, and shall exercise all reasonable efforts to minimize any interference with the business operations of the other tenants of the Building. If Landlord performs any Tenant Repair which is covered by the insurance required to be maintained by Tenant pursuant to Section 14.02 below, then Tenant shall assign to Landlord all insurance proceeds which are or may be payable by the insurer with respect to such Tenant Repair.

(b) Tenant shall also, at its own cost and expense, keep the Premises clean and free from dirt, snow, ice and rubbish.

8. ALTERATIONS

8.01 Definitions. For purposes of this Lease, the following definitions shall apply:

(a) “Alteration” shall mean any alteration, addition or improvement performed by, or to be performed by, Tenant in or about the Premises.

(b) “Material Alteration” shall mean any Alteration that will be directly performed on, or, when completed, will have a material effect on, the piers, footings, structural steel, exterior walls, columns joists or roof of the Building.

8.02 Generally. Tenant, without any need to obtain Landlord’s consent or approval, shall have the right to perform any Alterations, the cost of which does not exceed $75,000.00 in the aggregate, in and about the Premises, other than Material Alterations. In addition, Tenant, upon obtaining Landlord’s consent, which Landlord shall not unreasonably withhold, condition or delay, shall have the right to (i) Alterations which cost in excess of $75,000.00 in the aggregate and (ii) Material Alterations in and about the Premises.

8.03 Notice. Tenant, prior to commencing any Alteration, shall give Landlord written notice (each, an “Alteration Notice”) thereof, and, to the extent that good construction practice requires plans and specifications to be prepared with respect to such Alteration, such notice shall be accompanied by a copy of such plans and specifications. In the case of any

Alteration for which Landlord’s consent is required or any Material Alteration, Landlord, within ten (10) business days after its receipt of such notice, shall either (i) give its written consent to the Alteration or Material Alteration, as applicable, or (ii) deny its consent and request revisions or modifications to such Alteration or Material Alteration, as applicable. If Landlord fails to deny its consent to an Alteration or Material Alteration, as applicable for which Landlord’s consent is required in a writing that sets forth the reasons for such denial within the aforesaid 10 business-day period, then Landlord shall be deemed not to have consented to the Material Alteration in question. Any dispute as to whether Landlord’s denial of consent to an Alteration or Material Alteration for which Landlord’s consent is required was proper shall be determined by arbitration in accordance with Article 26 below (except that the arbitrators shall be structural engineers).

8.04 Performance. Tenant at its own expense may perform all Alterations with contractors and subcontractors, provided that such contractors and subcontractors are approved in advance by Landlord which approval Landlord shall not unreasonably withhold, condition or delay. Tenant shall perform all Alterations in a good and workmanlike manner and in accordance with all Legal Requirements and Insurance Requirements. Landlord shall, upon Tenant’s request, furnish or execute promptly any documents, information, consents or other materials which are necessary or reasonably desirable in connection with Tenant’s efforts to obtain any license or permit for the making of any Alteration. Landlord shall not be entitled to impose upon Tenant any charges or fees of any kind (including, without limitation, charges or fees for profit, overhead or supervision) in connection with any Alterations.

8.05 Removal. (a) Any and all Alterations made by, or on behalf of, Tenant in, to or upon the Premises or the Improvements, as well as the Tenant’s Work (as defined in the Workletter), Tenant’s Additional Work (as defined in the Workletter) and any fixtures and Tenant’s Property installed on the Premises by Tenant, shall remain the property of Tenant and may be removed from the Premises at any time during the Term, provided that any damage caused by such removal shall be repaired by Tenant. Tenant may elect not to remove any or all of its Alterations, the Tenant’s Work, Tenant’s Additional Work, its fixtures or Tenant’s Property, in which case the same shall become the property of Landlord upon Tenant’s surrender of the Premises. Notwithstanding the foregoing, at the expiration or earlier termination of the Term, Tenant shall remove (i) its movable business equipment and other movable personal property (other than cables, wires and conduits located above hung ceilings, beneath raised flooring or behind walls), (ii) any Extraordinary Fixture (as defined below), (iii) the items installed pursuant to Section 29.01 below, (iv) the Tenant’s Additional Work (as defined below), including the warehouse racking system (the “Racking System”) to be installed in the Premises, and (v) any alterations, additions or improvements which Landlord has advised Tenant must be removed pursuant to Section 8.05(b). Landlord acknowledges that, in removing the Racking System from the Premises, (A) Tenant shall only be required to cut and file the bolts connecting the Racking System to the slab (rather than remove such bolts from the slab) and (B) Tenant shall not be required to remove the wiring relating to the Racking System that may be imbedded in the slab. In addition, at the expiration or earlier termination of the Term, Tenant shall fill in, to a level condition, any trenches in the slab created by Tenant (it being agreed that, for the purposes of this sentence, any holes in the slab made by the bolts and wires related to the Racking System shall not be deemed to constitute trenches).

(b) Within 10 business days after Landlord’s receipt of any Alteration Notice, Landlord shall notify Tenant (each a “Removal Notice”) whether Tenant must remove the alterations, additions or improvements at the expiration or earlier termination of this Lease. For purposes of this Section 8.05(b), Landlord’s Work and Tenant’s Work as described in the Workletter shall not be considered an “Alteration.” If Landlord (i) gives a Removal Notice stating that Landlord will not require Tenant to remove any of the alterations, additions or improvements at the expiration or earlier termination of this Lease, or (ii) fails to give a Removal Notice within 10 business days after receipt of any Alteration Notice, then Landlord shall have waived its right to cause Tenant to remove the alterations, additions or improvements described in the Alteration Notice in question, and Tenant shall not be obligated to remove the same. “Extraordinary Fixture” means a Fixture which, at the time of installation, (aa) is not the type of improvement that is customarily found in a standard warehouse and/or office installation in Riverside County, California and (bb) is materially more expensive to remove than the type of improvement that is customarily found in a standard warehouse and/or office installation in Riverside County, California; provided that air handlers, chillers and other air conditioning equipment installed by or for Tenant shall in no event constitute “Extraordinary Fixtures”. By way of example only, vaults and safes are Extraordinary Fixtures. Notwithstanding anything to the contrary in this Section 8.05 or elsewhere in this Lease, in no event shall any of the alterations, additions and improvements comprising the Base Building Work or the Tenant’s Work constitute an “Extraordinary Fixture,” and Tenant shall not be required to remove any portion of the Base Building Work or the Tenant’s Work at the expiration (or earlier termination) of this Lease; provided, however that Tenant shall be required to remove the alterations, additions and improvements comprising the Tenant’s Additional Work (as defined below).

8.06 Violations and Liens. Tenant, at its expense and with diligence and dispatch shall immediately procure the cancellation or discharge of all notices of violation arising from or in connection with any Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming by, through or under Tenant (other than the Base Building Work or the Tenant’s Work), which (i) shall be issued by any public authority having or asserting jurisdiction over the Premises and (ii) shall not be the result of any act, omission or negligence of Landlord or its agents, servants, employees or contractors. Tenant shall have no authority to create any liens for labor or materials on or against the Premises, the Building or the Land. Tenant may contest the validity of any lien filed against the Premises, the Building or the Land for any work, labor, services or materials claimed to have been performed for or furnished to Tenant or any person or entity holding the Premises or any portion thereof by, through or under Tenant, but Tenant shall cause any such lien to be discharged or removed by deposit or otherwise within thirty (30) days after Tenant receives written notice from Landlord of the filing of the same.

9. SIGNAGE

9.01 Tenant’s Rights. Subject to Landlord’s approval of the size, materials and location, which shall not be unreasonably withheld, conditioned or delayed, Tenant, at its expense and subject to its obtaining any required governmental permits and approvals and in accordance with the requirements of any covenants, conditions or restrictions recorded against the Land, may erect, place, maintain, repair and replace such identification and directional signs and monuments concerning Tenant’s business at the Premises as Tenant deems necessary or appropriate in or on the Premises and the Land (including, without limitation at the street entrances to the Land and on the Building exterior).

9.02 Tenant’s Obligations. Any signs or monuments installed or erected by or for Tenant shall remain Tenant’s property and shall be removed by Tenant at the expiration or earlier termination of this Lease, and Tenant shall repair any damage caused by such removal. Tenant shall procure and pay for any governmental permit required for the installation of any sign or monument in or on the Premises, the Building or the Land. Landlord shall cooperate with Tenant’s efforts to obtain any permit required or desirable in connection with the installation of any sign.

10. PARKING

Landlord, as part of the Base Building Work shall sealcoat and restripe, in the location shown on Exhibits B-1 and B-2 annexed hereto, surface parking adjacent to the Building and on the Land for not less than two hundred ninety (290) car parking spaces. Throughout the Term, Tenant shall have exclusive use of the portion of the parking designated on Exhibits B-1 and B-2 as the Tenant’s parking area (the “Parking Area”), or in the event Tenant occupies the remainder of the building of which the Premises is a part, then Tenant shall have exclusive use of all the parking on the Land.

11. ASSIGNMENT & SUBLETTING

11.01 Assignment. Tenant shall not assign this Lease without Landlord’s prior written consent; provided, however, that Tenant may, from time to time, without the need for Landlord’s consent, assign this Lease to any (a) Related Entity, (b) Successor or (c) Qualified Business Group Holder (as all such terms are defined below), provided that Tenant gives Landlord five (5) business days’ prior written notice of each such assignment. No assignment shall release, reduce or affect the liability of the Tenant for its obligations hereunder, and the original named Tenant shall remain primarily liable for such obligations.

11.02 Subletting. Tenant shall not sublet this Lease without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant may, from time to time, without the need for Landlord’s consent, sublet all or any portion of the Premises to a Related Entity, Successor or Qualified Business Group Holder if Tenant gives prior written notice of each such sublease. No sublease shall release, reduce or affect the liability of the Tenant for its obligations hereunder, and the original named Tenant shall remain primarily liable for such obligations.

11.03 Consent Procedures. (a) If Tenant desires to (i) assign this Lease other than to a Related Entity, a Successor or a Qualified Business Group Holder or (ii) sublet the Premises or any part thereof to other than a Related Entity, a Successor or a Qualified Business Group Holder, then Tenant shall give Landlord notice (each, a “Transfer Notice”) of such intent. Each Transfer Notice shall be accompanied by (i) a statement setting forth in reasonable detail the identity of the proposed assignee or sublessee, the nature of its business and its proposed use of the Premises and (ii) in the case of a proposed assignment, current financial information with respect to the proposed assignee. Landlord’s consent to any such proposed assignment or to any such proposed sublease shall not be unreasonably withheld, conditioned or delayed, provided that

(a) in the case of a proposed assignment, the proposed assignee shall have the financial ability to perform the obligations of Tenant under this Lease (it being agreed that any entity that has a tangible net worth equal to or greater than $50,000,000.00 and a minimum net income of $10,000,000 for each of the three (3) previous years shall be deemed to have the financial ability to perform the obligations of Tenant under this Lease, both as evidenced by financial statements prepared by certified public accountants. Net worth shall be calculated as of the last day of the proposed assignee’s then most recently completed fiscal year, using sound accounting principles.

(b) the proposed assignee or subtenant is of a character comparable to (or better than) that of other warehouse and/or office tenants in the area of the Premises, as determined by objective criteria;

(c) the intended use of the Premises by the proposed assignee or subtenant (A) is permitted by the first sentence of Section 6.01 above and (B) is no more likely to result in environmental contamination at the Premises than Tenant’s use of the Premises at the time of the assignment or subletting in question.

(d) in the case of a proposed assignment, such assignment will not violate the so-called “Party-In-Interest Rules” under ERISA.

(b) Landlord shall approve or disapprove a proposed sublease or a proposed assignment described in any Transfer Notice within 10 business days after Landlord’s receipt of such Transfer Notice and the information required pursuant to the provisions of Section 11.03(a) above. If Landlord fails to approve or disapprove a proposed sublease or assignment within such 10 business day period, then such proposed sublease or assignment shall be deemed disapproved; provided, however, if following such 10 business day period with no response from Landlord Tenant re-sends the Transfer Notice to Landlord, then, and in such event, if Landlord fails to approve or disapprove the proposed sublease or assignment within 10 business days after Landlord’s receipt of such re-sent Transfer Notice such proposed sublease or assignment shall be deemed approved.

11.04 Profit Sharing. (a) Except with respect to any subletting to a Related Entity, a Successor or a Qualified Business Group Holder, if the aggregate amount collected by Tenant as base rent and additional rent for any year under a sublease of all or any part of the Premises shall be in excess of Tenant’s Basic Cost (as hereinafter defined) with respect to the premises demised by such sublease for such year, then Tenant shall, in accordance with and subject to the immediately succeeding sentence, pay to Landlord, as Additional Rent, an amount equal to fifty percent (50%) of such excess (such excess, the “Sublease Profit”). For the purposes of calculating Sublease Profit, (i) such calculation shall be made annually on a calendar year basis, (ii) Subletting Expenses (defined below) shall be deducted from Sublease Profit as and when paid by Tenant (and carried forward against future Sublease Profits until fully credited to Tenant against Sublease Profits) so that Tenant shall not pay to Landlord any Sublease Profit until Tenant has first applied such Sublease Profit to pay or reimburse itself for all Subletting

Expenses, and (iii) the calculation of Sublease Profit in each calendar year for any sublease shall be made on a cumulative basis, taking into account any profit or loss in any prior year (with any unapplied losses in prior years being deducted from the Sublease Profit for the year in question). “Tenant’s Basic Cost” means, with respect to any calendar year for which any part of the Premises is sublet, the portion of the Base Rent, Additional Rent (including, without limitation, the Management Fee), Taxes, tangible personal property taxes, electricity, water, sewer and other utility charges attributable to such sublet space (as determined on a rentable square foot basis), in each case payable by Tenant for such calendar year. “Subletting Expenses” means, with respect to any sublease, the actual costs and expenses paid or incurred by Tenant in connection with such sublease, including, without limitation, the following: (1) the cost of making changes in the layout and finish of the sublet space and/or in the Premises for the subtenant or any construction or tenant improvement allowances granted to such subtenant in connection with such sublease; (2) the amount of any brokerage commissions, advertising fees, legal fees and disbursements paid by Tenant in connection with such sublease; (3) any rent abatement or free rent periods granted by Tenant to such subtenant in connection with such sublease; and (4) any amounts paid by Tenant to the landlord of any other premises then under lease to the subtenant or to the subtenant itself in order to buy out such lease as an inducement for the subtenant to enter into the sublease; provided, however, that if any of the foregoing costs and expenses are paid or incurred to a Related Entity, then such costs and expenses shall only constitute Subletting Expenses to the extent that the same do not exceed the amount that would have been incurred to an unaffiliated third party.

(b) Upon any assignment of this Lease (other than to a Related Entity, a Successor or a Qualified Business Group Holder ), Tenant shall pay to Landlord 50% of the Net Consideration (as hereinafter defined) actually received by Tenant in respect of such assignment from such assignee. For purposes hereof, “Net Consideration” means all sums paid by the assignee in consideration of such assignment, including any sums paid for the purchase or rental of any of Tenant’s Property, minus the sum of (x) the then net, unamortized or undepreciated cost of Tenant’s Property, determined on the basis of Tenant’s Federal income tax returns, plus (y) all costs and expenses paid or incurred by Tenant in connection with assignment, including, without limitation, all closing expenses, reasonable legal fees, brokerage expenses and transfer, gains or other taxes paid or incurred by Tenant in connection with an assignment; provided, however, that if any of the foregoing costs and expenses are paid or incurred to a Related Entity, then such costs and expenses shall only constitute Net Consideration to the extent that the same do not exceed the amount that would have been incurred to an unaffiliated third party.

11.05 Definitions. For purposes of this Lease, the following terms shall have the following meanings:

“Qualified Business Group Holder” means any entity which acquires all or substantially all of the business of any division of, or other operational group within, Tenant, which division or other operational group occupied space in the Premises prior to such acquisition (including an entity created pursuant to a spin off of such division or other group, or an entity acquiring such business pursuant to an out sourcing program).

“Related Entity” means any corporation or other business entity which controls, is controlled by or is under common control with Tenant. For purposes of the preceding sentence, “control” means either (i) ownership or voting control, directly or indirectly, of 50% or more of the voting stock, partnership interests or other beneficial ownership interests of the entity in question or (ii) the power to direct the management and policies of such entity.

“Successor” means any one of the following: (i) an entity resulting from a merger, consolidation, reorganization or recapitalization of or with Tenant or (ii) a purchaser (or other transferee) of all or substantially all of Tenant’s assets and all or substantially all of such Tenant’s liabilities (including the liabilities of Tenant hereunder).

12. QUIET ENJOYMENT

Landlord covenants and agrees that Tenant shall and may, at all times during the Term, peaceably and quietly have, hold, occupy and enjoy the Premises, subject to the terms of this Lease.

13. SUBORDINATION AND NON DISTURBANCE

13.01 Existing Mortgages. Landlord represents and warrants that, as of the date hereof, (i) there are no mortgages or deeds of trust that constitute a lien or charge on the whole or any portion of the Land, other than that certain Deed of Trust, Security Agreement and Assignment of Rents and Leases (the “Existing Mortgage”), dated September 16, 2004 made by Landlord for the benefit of Northwestern Mutual Life Insurance Company (“Northwestern Mutual”), securing a promissory note in the original principal amount of $23,650,000.00, and (ii) there are no ground or underlying leases covering the whole or any portion of the Land or the Building. Simultaneously with the execution of this Lease, Landlord shall obtain for and deliver to Tenant a non-disturbance and attornment agreement in the form currently used by Northwestern Mutual and suitable for recording in the form attached hereto as Exhibit E, as the same may be modified by Northwestern Mutual with the reasonable review and approval by Tenant.

13.02 Subsequent Mortgages. With respect to any mortgages or deeds of trust (each, a “Future Mortgage”) that hereafter become a lien or charge upon the Land or the Improvements, Tenant agrees to subordinate this Lease to such mortgage or deed of trust, by written agreement, but only if, simultaneously therewith, the holder of such subsequent mortgage or deed of trust, executes and delivers to Tenant (whether as part of the agreement of subordination or otherwise) a Non-Disturbance Agreement (as defined below). If the holder of any Future Mortgage executes, acknowledges and delivers to Tenant a Non-Disturbance Agreement (i.e., an agreement strictly meeting the definition in Section 13.03 below) and Tenant fails or refuses to execute and deliver such agreement within 15 business days after such agreement is received by Tenant, then this Lease shall automatically and without further act be deemed to be subject and subordinate to such Future Mortgage and such Non-Disturbance Agreement shall then be deemed to be in effect with respect to such Future Mortgage.

13.03 Non-Disturbance Agreement. As used in this Lease, the term “Non-Disturbance Agreement” shall mean an agreement between a Future Mortgagee and Tenant in the form proposed by such Future Mortgagee with such modifications as are reasonably approved by Tenant and suitable for recording.

14. INSURANCE

14.01 Landlord’s Insurance. (a) Landlord shall maintain at all times during the Term, the following, and the cost thereof shall constitute Additional Rent:

(i) Insurance on the Building, insuring against loss or damage on an “all risk” basis, in an amount sufficient to prevent Landlord from becoming coinsurer under provisions of applicable policies of insurance, but in any event in an amount not less than the actual full replacement value (without deducting depreciation) of the Building. In no event shall the deductible for the policy referenced in this Section 14.01(a)(i) be less than $10,000 or more than $50,000, unless Tenant notifies Landlord in writing that Tenant wishes to increase the amount of the deductible above, or decrease the amount of the deductible below, the aforesaid limits, and Landlord consents to such increase or decrease (which consent shall not be unreasonably withheld, conditioned or delayed).

(ii) Commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, in respect of the Premises, with limits of not less than Five Million ($5,000,000) Dollars combined single limit for bodily injury and property damage liability in any one occurrence (which $5,000,000 limit may be achieved in combination with one or more umbrella liability policies).

(b) All insurance to be maintained by Landlord pursuant to this Article, (i) shall be carried in favor of Landlord and, with respect to the commercial general liability insurance, shall name Tenant as an additional insured, (ii) shall be in such form normally carried by prudent owners of premises similarly situated, due regard given to the type of premises (i.e., size, age, condition), its construction and its use and occupancy, (iii) shall be issued by domestic insurance companies, licensed to do business in the State of California and having a Best’s rating of AVIII or better or the then equivalent of such rating and having a policyholders surplus of at least $100,000,000, and (iv) shall be written on policies which have a term of not less than one year, and which shall provide that no cancellation, non-renewal, change or reduction in the coverages afforded under said policies will be effective until at least thirty (30) days’ prior written notice of such cancellation or reduction has been given to Tenant in accordance with Article 20 of this Lease. Landlord shall promptly advise Tenant of any policy cancellation, reduction, non renewal, or amendment which adversely affects Tenant. Landlord shall have the right, to be exercised by written notice to Tenant, to cause the insurance to be maintained by Landlord pursuant to this Section 14.01 to be effected by a blanket policy issued to Landlord or any affiliate thereof covering the Premises and other properties owned by or leased to Landlord or any affiliate thereof; provided that such blanket policy (x) complies in all respects with the terms of this Section 14.01, and (y) expressly identifies the Premises as being covered by such blanket insurance policy.

(c) The original policy described in Section 14.01(a)(i) above (or, at Landlord’s election, a certificate thereof) and a certificate of the policy described in Section 14.02(a)(ii) above, together with evidence as to the payment of all premiums then due thereon, shall be delivered to Tenant immediately upon receipt from the insurance company or companies. New or renewal policies or certificates replacing any policies expiring during the Term shall be delivered to Tenant at least thirty (30) days before the date of expiration, together with proof satisfactory to Tenant that the full premiums have been paid.

(d) In the event that such insurance is included as part of a blanket insurance policy covering other properties, then the amount payable by Tenant shall be equal to the excess of (x) the premiums payable for such blanket policy inclusive of coverage for the Premises in accordance with the terms hereof, over (y) the premiums payable for such blanket policy exclusive of coverage for the Premises. Landlord shall use all reasonable efforts to minimize the premiums for the insurance required pursuant to this Section 14.01, including, without limitation, to the extent permissible under its applicable insurance policies, maintaining the insurance required by this Section 14.01 under a blanket insurance policy covering other properties owned and/or operated by Landlord or its affiliates, provided such insurance complies with the terms and provisions of this Section 14.01. Notwithstanding anything herein to the contrary, Common Area Expenses shall not include insurance premiums for rent loss or rent interruption insurance to the extent that such coverage is for any period longer than twelve (12) months.

14.02 Tenant’s Insurance. (a) Tenant shall maintain at all times during the Term (i) “all risk” property insurance covering (X) the portion (the “Tenant Improvements”) of the Premises installed by or on behalf of Tenant as Tenant’s Work and Tenant’s Additional Work, together with any Alteration made subsequent thereto, and (Y) Tenant’s Property, in both cases insured to a limit of not less than the full replacement value thereof, insuring against loss or damage by perils customarily included under standard “all risk” policies and (ii) commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, in respect of the Premises and the conduct or operation of business therein, with Landlord and any manager of the Premises whose name and address have been furnished to Tenant as additional insureds, with limits of not less than Five Million ($5,000,000) Dollars combined single limit for bodily injury and property damage liability in any one occurrence, which comprehensive general liability policy shall be primary and non-contributory (and which $5,000,000 limit may be achieved in combination with one or more umbrella liability policies).

(b) Each policy of insurance maintained by Tenant pursuant to the foregoing provisions of this Section 14.02 shall provide that the same will not be cancelled without at least thirty (30) days’ prior written notice to Landlord (as an additional insured thereunder). Tenant, on or prior to the Commencement Date, shall deliver to Landlord certificates of insurance, showing that the insurance required to be maintained pursuant to the foregoing provisions of this Section 14.02 is in force and will not be cancelled without thirty (30) days’ prior notice being furnished to Landlord. Thereafter, certificates showing renewal of, or substitution for, policies which expire or are terminated shall be furnished not less than thirty (30) days prior to the expiration or termination of each such policy.

(c) Notwithstanding anything to the contrary contained in the foregoing provisions of this Section 14.02, Tenant shall have the right, to be exercised by written notice to Landlord, to cause the insurance to be maintained by Tenant pursuant to this Section 14.02 to be effected by blanket and/or umbrella policies issued to Tenant covering the Premises and other properties owned by or leased to Tenant or any affiliate of Tenant.

14.03 Waiver of Subrogation. EACH OF LANDLORD AND TENANT (THE “DAMAGED PARTY”) HEREBY RELEASES THE OTHER PARTY (THE “RELEASED PARTY”) FROM ANY LIABILITY TO THE DAMAGED PARTY ON ACCOUNT OF ANY DAMAGE TO THE DAMAGED PARTY’S PROPERTY ARISING OUT OF ANY CASUALTY OR OTHER LOSS INCLUDED WITHIN A STANDARD FORM OF “ALL RISK” PROPERTY INSURANCE POLICY USED IN THE STATE OF CALIFORNIA (OR, IF THE COVERAGE PROVIDED THEREBY IS BROADER, THE FIRE AND CASUALTY INSURANCE ACTUALLY CARRIED BY THE DAMAGED PARTY), EVEN IF SUCH DAMAGE IS THE RESULT OF THE FAULT OR NEGLIGENCE OF THE RELEASED PARTY OR THE RELEASED PARTY’S EMPLOYEES, CONTRACTORS, AGENTS OR INVITEES. Neither Landlord nor Tenant shall obtain or accept any insurance policy which would be invalidated by or would conflict with such release; except that either of Landlord or Tenant shall have the right to obtain a policy of insurance that would be invalidated by or would conflict with such release (and, the release shall not apply with respect to damage covered by such a policy), if it is no longer possible for such party procuring the insurance in question to obtain a policy which would not be invalidated and would not conflict with such release, and such party so notifies the other party.

15. INDEMNIFICATION

15.01 Tenant’s Indemnification. Except as otherwise herein provided, Tenant shall indemnify Landlord against any claim for death, bodily injury or property damage asserted against Landlord by reason of the negligence or willful misconduct of Tenant or any of its employees, agents, contractors or invitees and the costs of defense thereof, including reasonable attorneys fees.

15.02 Landlord’s Indemnification. Except as otherwise herein provided, Landlord shall indemnify Tenant against any claim for death, bodily injury or property damage asserted against Tenant by reason of the negligence or willful misconduct of Landlord or any of its employees, agents, contractors or invitees (but not other tenants of the Building) and the costs of defense thereof, including reasonable attorneys fees.

15.03 Right to Assume Defense. If any claim that is within the scope of any indemnity set forth in this Lease is asserted against any indemnified party, or any legal action with respect to any such claim is commenced against an indemnified party, such indemnified party shall promptly notify the indemnifying party. The indemnifying party shall have the right to assume the defense with counsel chosen by the indemnifying party subject to the approval of the indemnified party (such approval not to be unreasonably withheld) or by the indemnifying party’s insurance company. If the indemnifying party so assumes the defense, the indemnifying party shall not be responsible for the fees of any separate counsel employed by the indemnified party.

16. DAMAGE AND DESTRUCTION

16.01 Landlord’s Restoration Work. If all or any portion of the Building shall be partially or totally damaged or destroyed by fire or other casualty, then, unless this Lease is terminated as hereinafter provided, and whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant or its employees, agents, contractors or invitees, Landlord, at its sole expense, shall perform Landlord’s Restoration Work (as hereinafter defined) with reasonable dispatch and continuity. “Landlord’s Restoration Work” means all of the work necessary to repair and restore the Building to substantially the same condition as that in which it was immediately prior to the happening of the fire or other casualty; provided, however, that Landlord’s Restoration Work shall not include the repair and restoration of any Tenant’s Property, the Tenant Improvements or any Alterations. During the performance of Landlord’s Restoration Work, the Base Rent and Additional Rent shall be abated as a result of the Premises being rendered untenantable by reason of any such fire or other casualty. Notwithstanding anything to the contrary in this Section 16.01, in the event a fire or other casualty to the Building occurs that is covered by the insurance referenced in Section 14.01(a)(i) above, Tenant shall, within 30 days after demand therefor, pay to Landlord the amount of any deductible in respect of the insurance adjustment relating to such fire or other casualty, but only if Landlord shall have complied with the last sentence of Section 14.01(a)(i) above (it being agreed that, in any event, the payment of such amount by Tenant is not a condition precedent to any of Landlord’s obligations under this Article 16).

16.02 Intentionally omitted.

16.03 Tenant’s Termination Rights; Landlord’s Termination Rights. (a) If the Building shall be damaged or destroyed by fire or other casualty and at least five percent (5%) of the Building Premises is rendered untenantable, then, Landlord, within thirty (30) days after the occurrence of the fire or other casualty, shall furnish to Tenant an estimate (the “Estimate”), prepared and certified by an architect selected by Landlord and reasonably acceptable to Tenant, of the date (the “Estimated Date”) by which Landlord’s Restoration Work shall be completed. If the Estimated Date shall be a date later than one hundred eighty (180) days after the date of the fire or other casualty, then Tenant may, at its option, terminate this Lease by giving written notice to Landlord within thirty (30) days after Tenant’s receipt of the Estimate.

(b) In any case where the Estimate does not give rise to Tenant’s termination right as aforesaid (as well as any case where Tenant does not elect to exercise its termination right as aforesaid), Tenant shall have the right to terminate this Lease, if for any reason, Landlord’s Restoration Work is not completed by the Outside Date (as defined below). Tenant may exercise the termination right described in this Section 16.03(b) by delivering written notice thereof to Landlord at any time following the Outside Date and prior to the date Landlord completes Landlord’s Restoration Work. The “Outside Date” shall be the Estimated Date; provided, however, that, the Outside Date shall be postponed (beyond the Estimated Date) by one day for each day that Landlord is actually delayed in completing Landlord’s Restoration Work by the Estimated Date by reason of an Event of Force Majeure (as defined below); provided, further, however, that (i) Landlord shall not be deemed to have been actually delayed in completing Landlord’s Restoration Work by an Event of Force Majeure unless Landlord, within 10 days after the occurrence of the applicable Event of Force Majeure, shall have notified Tenant of such Event of Force Majeure and of the fact that the same is going to delay Landlord in completing the Restoration Work by the Estimated Date; and (ii) in no event shall the Outside Date be postponed by more than ninety (90) days (in the aggregate) beyond the Estimated Date on account of Events of Force Majeure, no matter how many days Landlord is actually delayed in completing Landlord’s Restoration Work as a result of one or more Events of Force Majeure.

(c) If Tenant terminates this Lease as provided in this Section 16.03, then such termination shall be effective on the date specified in Tenant’s notice of termination. Any Rent paid by Tenant for a period beyond the date of termination of this Lease shall promptly be refunded by Landlord to Tenant.

(d) If (i) (A) the Building (or a portion thereof) shall be damaged or destroyed by fire or other casualty, and (B) Landlord will be required to expend more than 50% of the full insurable value of the Building (replacement cost less the cost of foundation and piers) in order to complete the Landlord’s Restoration Work with respect to such fire or other casualty, or (ii) (X) the Estimated Date with respect to such fire or other casualty shall be a date later than one hundred eighty (180) days after the date of such fire or other casualty, and (Y) Landlord elects not to perform, and in fact does not perform, the Landlord’s Restoration Work with respect to such fire or other casualty, then Landlord may, at its option, terminate this Lease by giving written notice to the Tenant within thirty (30) days after Tenant’s receipt of the Estimate. If Landlord terminates this Lease as provided in this Section 16.03(d), then such termination shall be effective on the date specified in Landlord’s notice of termination but no earlier than thirty (30) days after the date of such notice as if said date were the date fixed for the expiration of the Term. Any Rent paid by Tenant for a period beyond the date of termination of this Lease shall promptly be refunded by Landlord to Tenant.

16.04 Intentionally Omitted.

16.05 Express Agreement. The provisions of this Article 16 shall be considered an express agreement governing any case of damage or destruction of the Building by fire or other casualty and any law now or hereafter in force which is inconsistent with the provisions of this Article 16 shall have no application.

17. CONDEMNATION

17.01 Notice. Landlord and Tenant shall each notify the other if it becomes aware that there will or might occur a taking (each, a “Taking”) of any portion of the Premises by condemnation proceedings or by exercise of any right of eminent domain.

17.02 Termination of Lease. In the event of the Taking of the entire Premises, this Lease shall terminate as of the date of such Taking. If there occurs a Taking of (a) more than ten percent (10%) of the rentable area of the Premises, or (b) a portion of the Land such that, in Tenant’s reasonable opinion, no other untaken Land is available and legally permitted to be used as the functional equivalent for the Land which was so taken and as a result thereof the Premises will not, in Tenant’s reasonable opinion, be adequate or suitable for the conduct of Tenant’s business, then, in either such event, Tenant may, at its option, terminate this Lease by giving written notice to Landlord within forty-five (45) days after Tenant receives notice of such Taking and the extent thereof. If Tenant terminates this Lease as provided in this Section 17.02, then such termination shall be effective on the date specified in Tenant’s notice of termination but no earlier than thirty (30) days or later than one hundred eighty (180) days after the date of such notice as if said date were the date fixed for the expiration of the Term. If there occurs a Taking of twenty five percent (25%) or more of the rentable area of the Building Premises, then Landlord may, at its option, terminate this Lease.

17.03 Continuation of Lease. In any case that there occurs a Taking of a portion of the Land and this Lease is not terminated pursuant to Section 17.02 hereof, then this Lease shall remain in full force and effect, except that appropriate adjustments shall be made to the Rent, and Landlord shall proceed with due diligence to perform any work necessary to restore the remaining portions of the Premises to the condition that they were in immediately prior to the Taking, or as near thereto as possible.

17.04 Condemnation Award. The award resulting from any Taking of the Land shall be the property of Landlord. Notwithstanding the foregoing, Tenant shall have the right to prosecute a separate action against the condemnor for its moving costs, the then unamortized value of Alterations installed by Tenant and the loss of value or utility of Tenant’s Property, provided that any such separate claim by Tenant does not reduce Landlord’s award.

18. ACCESS

18.01 Generally. Landlord, upon not less than twenty-four (24) hours’ prior notice, shall have the right to enter the Premises at reasonable hours for the purpose of (i) inspecting the Premises, (ii) showing the Premises to prospective purchasers or mortgagees or, during the last twelve (12) months of the Term, prospective tenants, (iii) making repairs to the Improvements and/or the Land which Landlord is required or permitted to make pursuant to the terms of this Lease, or performing restoration thereof, and (iv) performing the services to be performed by Landlord under this Lease. Tenant may request that such entry be at a reasonably convenient time other than the time specified in Landlord’s notice or that such entry be during hours other than during business hours on Business Days. Such rights of entry shall be subject to Tenant’s reasonable security regulations or procedures, provided that Tenant shall have given Landlord prior written notice thereof. Tenant shall have the right to designate one or more portions of the Premises as “security areas” and if Tenant does so designate one or more portions of the Premises as “security areas,” then Landlord shall not have access to such designated security areas, unless Landlord is accompanied by a representative of Tenant. During the prosecution and immediately after the completion of any such repairs or construction, Landlord shall clean the Premises and the Building and shall remove any tools, equipment, supplies and debris therefrom. Landlord shall not store materials or tools in the Premises in connection with any such repairs and construction and shall not bring onto the Premises any materials in excess of those materials reasonably necessary to effect the repairs to be performed that day.

18.02 Emergencies. Notwithstanding the foregoing, in the case of any emergency with respect to which Landlord either requires immediate entry to the Premises (including without limitation cases where emergency repairs are needed), Landlord, with respect to such emergency, shall have the right to enter the Premises at any time or times without prior notice to Tenant. Landlord, to the extent practicable, shall comply with Tenant’s aforesaid security regulations or procedures.

18.03 Standard of Care. Whenever Landlord shall enter upon and/or be present in the Premises, Landlord shall exercise all reasonable efforts to safeguard all persons and property in the Premises from any injury or damage that might be occasioned thereby and to minimize any interference with Tenant’s business operations that may be occasioned thereby.

19. NOTICES

All notices, requests, demands or other communications (each, a “Notice”) with respect to this Lease, whether or not herein expressly provided for, shall be in writing and shall be given by hand delivery or by United States certified or registered mail, postage prepaid, return receipt requested, or by express mail or overnight courier, to the parties at their respective addresses as first above written. Any such address for the giving of notice may be changed by either party by giving notice thereof in writing to the other. Notices shall be deemed given (i) in the case of hand delivery, at the time of receipt, (ii) in the case of overnight courier service, one (1) business day after sending and (iii) in the case of certified or registered mail, five (5) business days after mailing; except for any Notice of default, which shall be deemed given when received.

20. ESTOPPEL CERTIFICATES

Each of Landlord and Tenant, without charge and at any time and from time to time, within fifteen (15) business days after its receipt of a request from the other party hereto, shall certify the following, by written instrument in the form annexed to this Lease as Exhibit I-1 (if Tenant is the certifying party) or Exhibit I-2 (if Landlord is the certifying party) (each, an “Estoppel Certificate”), duly executed, acknowledged and delivered, to the extent the same is true: (i) that this Lease is unmodified and in full force and effect (or, if there has been modification, that the same is in full force and effect as modified and stating the modifications); (ii) whether, to the best knowledge of the person signing said certificate, there are then existing any defaults hereunder upon the part of the other party hereto (and, if so, specifying the same); (iii) the last dates to which Base Rent has been paid; and (iv) any other matters reasonably requested by the requesting party. If either party (the “certifying party”) fails or refuses to execute and deliver an Estoppel Certificate to the other party within fifteen (15) business days after the certifying party receives such Estoppel Certificate, then the certifying party shall automatically and without further act be deemed to have certified that the information set forth in such Estoppel Certificate is true and correct.

21. DEFAULT BY TENANT

21.01 Events of Default. The occurrence of any of the following at any time during the Term shall constitute an “Event of Default”:

(a) if Tenant shall fail to pay any installment of Base Rent or Additional Rent as and when the same becomes due and payable, and such failure shall continue for a period of five (5) days after Tenant’s receipt of written notice thereof from Landlord specifying such failure and requiring that it be remedied;

(b) if Tenant shall fail to perform or comply with any term of this Lease (other than any failure referred to in clause (1) above), and such failure shall continue for a period of thirty (30) days after Tenant’s receipt of written notice thereof from Landlord specifying such failure and requiring it to be remedied; provided, however, that in case such failure can be remedied but cannot with due diligence be remedied by Tenant within a period of thirty (30) days, if Tenant commences to remedy such failure within such thirty (30) days and thereafter prosecutes the remedying of such failure with reasonable diligence, the period of time after the receipt of such notice by Tenant within which such failure may be remedied shall be extended so long as Tenant prosecutes the remedying of such failure with reasonable diligence;

(c) if any execution or attachment shall be issued against Tenant pursuant to which the Premises or any part thereof shall be taken or occupied by someone other than Tenant, and such condition shall continue for a period of sixty (60) days;

(d) if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not be dismissed within ninety (90) days from the filing thereof;

(e) if a receiver shall be appointed for substantially all of the property of Tenant by any court and such permanent receiver shall not be dismissed within ninety (90) days from the date of his appointment; or

(f) if Tenant shall make an assignment for the benefit of creditors.

21.02 Termination Remedies. (a) Following the occurrence of any Event of Default, Landlord may terminate this Lease and thereafter re enter the Premises and dispossess Tenant and the legal representative of Tenant or other occupant of the Premises by summary proceedings and remove their effects and hold the Premises as if this Lease had not been made.

(b) If this Lease is terminated under the provisions of Section 21.02(a) above, then Tenant shall (I) pay to Landlord all Base Rent and Additional Rent due to Landlord in respect of the period prior to such termination and (II) pay to Landlord as damages, at the election of Landlord, either:

(i) a sum which at the time of such termination of this Lease represents the then present value (discounted at the Interest Rate in effect on the date of termination) of the excess, if any, of (1) the aggregate amount of the Base Rent and the Additional Rent which would have been payable by Tenant for the period commencing after the termination of this Lease and ending on the Expiration Date (or other date then set for the expiration of the Term) if this Lease had not been so terminated, over (2) the aggregate fair market rental value of the Premises for the same period (it being agreed that if the amount described in clause (3) of this subparagraph exceeds the amount described in subclause (1) of this subparagraph, Landlord shall have no obligation to pay Tenant all or any portion of the excess or to credit any part of the excess against any other sums or damages for which Tenant may be liable to Landlord at the time of termination), or

(ii) sums equal to the Base Rent and the Additional Rent which would have been payable by Tenant had this Lease not so terminated, payable upon the due dates therefor as specified herein for the period commencing after the termination of this

Lease and ending on the Expiration Date (or other date then set for the expiration of the Term), provided, however, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses reasonably incurred or paid by Landlord in terminating this Lease or in reentering the Premises and in securing possession thereof, as well as the reasonable expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, it being understood that in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder. If this Lease shall be terminated pursuant to the provisions of this Section 21.02 then, to the extent required by applicable law, Landlord shall use good faith reasonable efforts to relet the Premises for a reasonable rental value and to otherwise mitigate Tenant’s damages payable hereunder.

21.03 Landlord’s Cure Rights. If an Event of Default (other than an Event of Default of the type described in Section 22.02(1) hereof) and such default shall continue for a period of thirty (30) days after notice thereof from Landlord (or, if such observance or performance cannot be reasonably effected within such thirty (30) day period, Tenant has not in good faith commenced such observance or performance within such thirty (30) day period or does not thereafter prosecute the same with reasonable diligence to completion), then Landlord may (but shall not be obligated) immediately or at any time thereafter and without further notice perform the obligation of Tenant hereunder in respect of which Tenant has defaulted. If Landlord, in connection therewith, makes any expenditure or incurs any obligations for the payment of money (including, but not limited to, reasonable attorneys’ fees), then Tenant, within thirty (30) days after its receipt of a written demand therefor, shall reimburse Landlord all sums so paid or incurred, together with interest thereon at the Interest Rate from the date such sums were incurred until the date Tenant reimburses Landlord therefor.

21.04 Attorney Fees. If any Event of Default occurs and Landlord, in respect thereof, employs legal counsel to enforce Landlord’s rights under this Lease, then, and in each such case, Tenant shall reimburse Landlord the amount of any reasonable legal fees and related costs so incurred, within thirty (30) days after demand therefor.

22. DEFAULT BY LANDLORD

22.01 Tenant’s Cure Rights. If Landlord shall default in the observance or performance of any of its obligations hereunder (other than a default in the payment of any amount due to Tenant from Landlord) and such default shall continue for a period of thirty (30) days after notice thereof from Tenant (or, if such observance or performance cannot be reasonably effected within such thirty (30) day period, Landlord has not in good faith commenced such observance or performance within such thirty (30) day period or does not thereafter prosecute the same with reasonable diligence to completion), then Tenant may (but shall not be obligated) immediately or at any time thereafter and without further notice perform the obligation of Landlord hereunder. If Tenant, in connection therewith, makes any expenditure or incurs any obligations for the payment of money (including, but not limited to, reasonable attorneys’ fees), then Landlord, within thirty (30) days after its receipt of a written demand therefor, shall reimburse Tenant all sums so paid or incurred, together with interest thereon at the Interest Rate from the date such sums were incurred until the date Landlord reimburses Tenant therefor.

22.02 Attorney Fees. If Landlord shall (i) default in the payment of any amount due to Tenant from Landlord pursuant hereto and such default shall continue for a period of fifteen (15) days after notice thereof from Tenant, or (ii) default in the observance or performance of any of its other obligations hereunder and such default shall continue for a period of thirty (30) days after notice thereof from Tenant (or, if such observance or performance cannot be reasonably effected within such thirty (30) day period, Landlord has not in good faith commenced such observance or performance within such thirty (30) day period or does not thereafter prosecute the same with reasonable diligence to completion), and Tenant, in respect of any such default, employs legal counsel to enforce Tenant’s rights under this Lease, then, and in each such case, Landlord shall reimburse Tenant the amount of any reasonable legal fees and related costs so incurred, within thirty (30) days after demand therefor.

22.03 Interest. If Landlord fails to pay Tenant any amount due under this Lease by the date such amount is due and such failure shall continue for a period of five (5) days after written notice thereof from Tenant, then such past due amount shall bear interest at the Interest Rate from the due date therefor until the date paid.

22.04 Untenantability. Notwithstanding any other provision of this Lease, if the Building (or any portion thereof in excess of 5,000 rentable square feet) shall be rendered untenantable for Tenant’s business operations as a result of (i) any structural defect in the Building, (ii) Landlord’s failure to make any repair or perform any work that it is required to make or perform under this Lease or by any Legal Requirement, (iii) Landlord’s making of any repair to the Building or its performance of any work in or about the Building, (iv) Landlord’s performance of any work that it is required to provide under this Lease as a result of any Legal Requirement, (v) Landlord’s failure to comply with its obligations under Section 6.02(c) hereof, or (vi) any other breach of, or default under, this Lease by Landlord, then in any case that such untenantability shall continue for a period of five (5) consecutive days, all Base Rent and Additional Rent shall abate for the period that the Premises remain untenantable (or, in the event that only a portion of the Premises are rendered untenantable, Base Rent and Additional Rent shall abate for such period with respect to the portion of the Premises that are rendered untenantable).

23. SURRENDER; HOLDOVER

23.01 Surrender. At the end of the Term, Tenant agrees to quit and surrender possession of the Premises to Landlord vacant and broom clean, ordinary wear and tear not requiring repair by Tenant as provided herein and damages by fire or other casualty excepted. In this regard, Tenant shall have no liability or obligation to resurface or restripe the Parking Area except to the extent of damage or wear beyond ordinary wear and tear.

23.02 Holdover. Subject to the provisions of Section 23.03, if Tenant remains in possession of the Premises after the end of the Term, then (i) Tenant shall be deemed to be a tenant at sufferance only, under all of the same terms and conditions of this Lease, except as to the Base Rent and the duration of the Term, and (ii) Tenant shall pay Landlord as Base Rent for such period an amount equal to 150% of the rate of Base Rent in effect during the last month of the Term.

23.03 Short Term Permitted Holdover. Tenant shall have a one-time right to holdover in the Premises for a period not in excess of six (6) months, by giving Landlord notice of such election, and the duration of the holdover, at least nine (9) months prior to the end of the Term. In such event, all the terms of the Lease shall apply to such holdover period, except that the Base Rent shall be equal to 112% of the rate of Base Rent in effect during the last month of the Term.

24. BROKERAGE

Landlord and Tenant each represents and warrants to the other that it had no conversations or negotiations with any broker or finder in connection with this Lease transaction, except for Voit Commercial Brokerage (“Voit”) and Colliers Seely International (“Colliers”). Landlord will pay a commission to Voit in accordance with Landlord’s agreement with Voit, and a commission to Colliers in accordance with Landlord’s agreement with Colliers. Landlord and Tenant each hereby indemnifies and holds harmless the other from and against any claims for brokerage commissions or finder’s fees (together all related expenses, including, without limitation, reasonable attorneys’ fees) resulting from or arising out of any conversations or negotiations had by it with any other broker or finder in connection with this Lease.

25. HAZARDOUS MATERIALS

25.01 Landlord’s Obligations. (a) Landlord represents and warrants that, to Landlord’s actual knowledge, except as may be set forth in (i) that certain Phase I Environmental Site Assessment Report prepared by URS dated April 2, 2002, (ii) that certain Level 1 Environmental Report-Site Assessment Update prepared by ATC Associates, Inc. dated June 2, 2003, and (iii) that certain Phase I Environmental Site Assessment Report prepared by Golder Associates dated June 2004 (said reports, collectively, the “Environmental Report”), the Land (and the ground water and soil vapor on or under the Land) is, and upon completion of the Base Building Work and the Tenant’s Work the Land and the Building will be, free of Hazardous Materials (as defined below). Landlord represents that a true and correct copy of the Environmental Report has been delivered to Tenant.

(b) Landlord shall indemnify, defend (with counsel reasonably acceptable to Tenant) and hold Tenant and its officers, employees and agents harmless from and against any claims, judgments, damages, penalties, fines, costs, liabilities (including sums paid in settlement of claims) or expenses (including reasonable attorneys’ fees and the reasonable fees of consultants and experts selected by Tenant) which arise during or after the Term in connection with any Pre-Existing Contamination (as defined below). Without limiting the generality of the foregoing indemnity, the Indemnification provided for in this Section 25.01 shall specifically cover costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of any Pre-Existing Contamination (or suspected Pre-Existing Contamination). For the purposes hereof, (I) “Contamination” shall mean the presence of

Hazardous Materials in the Improvements and/or on the Land (including the ground water and soil vapor on or under the Land) and (II) “Pre-Existing Contamination” shall mean any Contamination that exists as of the Commencement Date.

(c) If any Contamination (other than Tenant-Created Contamination, as defined below) is discovered during the Term, then Landlord shall, promptly after the discovery thereof, at its expense (subject to Section 25.03 below) and to Tenant’s reasonable satisfaction, perform the cleanup, remediation, removal or restoration work required by any federal, state or local governmental agency or political subdivision in connection with such Contamination (any such cleanup, remediation, removal or restoration work, “Landlord’s Remediation Work”). Landlord shall perform all Landlord’s Remediation Work in a good and workmanlike manner and in accordance with all Legal Requirements, and shall exercise all reasonable efforts to minimize any interference with Tenant’s business operations that may be occasioned thereby. For the purposes hereof, “Tenant-Created Contamination” shall mean any Contamination directly caused by the use, handling, storage, treatment or disposal of Hazardous Materials by Tenant or its subtenants, officers, employees, agents or contractors.

25.02 Tenant’s Obligations. (a) Tenant agrees not to store any Hazardous Materials on the Premises and agrees not to bring onto, release or discard any Hazardous Materials on the Premises, the Building or the Land; provided, however, Tenant may bring onto, store, handle and use the following chemicals, substances or materials if they are used, stored, handled and disposed of in strict compliance with Legal Requirements then in effect: (i) chemicals, substances or materials routinely used in office and/or warehouse areas; (ii) janitorial supplies, cleaning fluids or other chemicals, substances or materials reasonably necessary for the day-to-day operation or maintenance of the Premises by Tenant; and (iii) chemicals, substances or materials, reasonably necessary for the construction or repair of improvements on the Premises.

(b) Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and its officers, employees and agents harmless from and against any claims, judgments, damages, penalties, fines, costs, liabilities (including sums paid in settlement of claims) or expenses (including reasonable attorney’s fees and the fees of consultants and experts selected by Landlord) to the extent the same arise during or after the Term as a result of Tenant-Created Contamination (or suspected Tenant-Created Contamination). Without limiting the generality of the foregoing, the indemnification provided for in this Section 25.02 shall specifically cover costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of any Tenant-Created Contamination (or suspected Tenant-Created Contamination).

25.03 Reimbursable Remediation Work. If Landlord shall perform any Reimbursable Remediation Work (as defined below), then the following provisions shall apply:

(a) Landlord shall competitively bid the performance of any Reimbursable Remediation Work. In no event shall Landlord be entitled to any supervisory fee, construction management fee or any similar fee in connection with the performance of such Reimbursable Remediation Work.

(b) Upon completion of any Reimbursable Remediation Work, Landlord shall furnish to Tenant a statement (each, an “RRW Cost Statement”) setting forth in reasonable detail (i) Landlord’s determination of the RRW Useful Life (as defined below) of such Reimbursable Remediation Work, (ii) the Selected Contract Price with respect to such Reimbursable Remediation Work, (iii) the RRW Cost of Funds Rate (defined below) with respect to such Reimbursable Remediation Work, and (iv) the RRW Monthly Amortization Amount (as defined below) with respect to such Reimbursable Remediation Work.

(c) Tenant shall, within 30 days after Tenant’s receipt of an RRW Cost Statement with respect to any Reimbursable Remediation Work, and thereafter on the first day of each calendar month until the sooner to occur of (i) the last day of the Term (including any exercised renewal term) and (ii) the last day of the RRW Useful Life of such Reimbursable Remediation Work, pay to Landlord the RRW Monthly Amortization Amount (defined below) with respect to such Reimbursable Remediation Work. If Tenant shall dispute Landlord’s determination of such RRW Monthly Amortization Amount, then, pending the resolution of such dispute, Tenant shall each month pay the RRW Monthly Amortization amount as set forth in such RRW Cost Statement. If, based upon the final determination of the RRW Monthly Amortization Amount, the payments of the RRW Monthly Amortization Amount made by Tenant are in excess the payments of the RRW Monthly Amortization Amount that should have been payable by Tenant based upon such final determination, then Landlord, within 30 days after such determination, shall refund to Tenant the amount of such excess, together with interest thereon computed at the Interest Rate (for the period from the dates of such payments by Tenant until the date of such refund from Landlord to Tenant). “RRW Monthly Amortization Amount” means, with respect to any Reimbursable Remediation Work, the monthly amount needed to fully amortize the Selected Contract Price with respect to such Reimbursable Remediation Work, in equal monthly installments over a period equal to the RRW Useful Life of such Reimbursable Remediation Work using a constant interest rate equal to the RRW Cost of Funds Rate with respect to such Reimbursable Remediation Work.

(d) For purposes of this Lease, the following terms shall have the following meanings:

(i) “RRW Cost of Funds Rate” means, with respect to any Reimbursable Remediation Work, either (A) the per annum rate of interest payable by Landlord with respect to any loan obtained by Landlord in order to finance the performance of such Reimbursable Remediation Work (as documented to Tenant’s reasonable satisfaction) or (B) in the absence of such financing by Landlord, an imputed per annum interest rate equal to three percent (3%) above the interest rate in effect as of the last day of the calendar month prior to the month in which Tenant receives the applicable RRW Cost Statement on United States Treasury notes, bills or bonds having a maturity date closest to the last day of the RRW Useful Life of such Reimbursable Remediation Work.

(ii) “Reimbursable Remediation Work” means any Landlord’s Remediation Work, other than any Landlord’s Remediation Work performed in connection with (A) Contamination occasioned by either (1) Landlord or its officers, employees, agents or contractors, or (2) sub-surface migration or seepage from properties other than the Premises, or (B) Pre-Existing Contamination.

(iii) “RRW Useful Life” means, with respect to any Reimbursable Remediation Work, the useful life of such Reimbursable Remediation Work, as determined in accordance with GAAP.

25.04 Hazardous Materials. “Hazardous Materials” shall mean (a) “hazardous wastes,” as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, (b) “hazardous substances,” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, (c) “toxic substances,” as defined by the Toxic Substances Control Act, as amended from time to time, (d) “hazardous materials,” as defined by the Hazardous Materials Transportation Act, as amended from time to time, (e) oil or other petroleum products, (f) asbestos-containing materials, radioactive materials, and all other materials, substances, wastes and chemicals classified as hazardous or toxic substances, materials, wastes or chemicals under then-current applicable governmental laws, rules or regulations, and (g) any substance whose presence could be detrimental to the Building or hazardous to health or the environment.

26. ARBITRATION

In any case in which this Lease expressly provides that a matter is to be determined by arbitration, such arbitration shall be conducted in Ontario, California, in accordance with the Commercial Arbitration Rules (Expedited Procedures) of the AAA, except that the provisions of this Article 26 shall supersede any conflicting or inconsistent provisions of said rules. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, an d that said dispute shall be determined in Ontario, California, by a panel of three (3) arbitrators in accordance with this Article 26. Landlord and Tenant shall each appoint their own arbitrator within five (5) days after the giving of notice by either party. If either Landlord or Tenant shall fail timely to appoint an arbitrator, the appointed arbitrator shall select the second arbitrator, who shall be impartial, within five (5) days after such party’s failure to appoint. The arbitrators so appointed shall meet and shall, if possible, determine such matter within ten (10) days after the second arbitrator is appointed and their determination shall be binding on the parties. If for any reason such two arbitrators fail to agree on such matter within such period of ten days, then either Landlord or Tenant may request the AAA to appoint an arbitrator who shall be impartial within seven (7) days of such request and both parties shall be bound by any appointment so made within such seven-day period. The third arbitrator (and the second arbitrator if selected by the other arbitrator as provided above) only shall subscribe and swear to an oath fairly and impartially to determine such dispute. Within seven (7) days after the third arbitrator has been appointed, each of the first two arbitrators shall submit their respective determinations to the third arbitrator who must select one or the other of such determinations (whichever the third arbitrator believes to be correct or the closest to a correct determination) within seven (7) days after the first two arbitrators shall have submitted their respective determinations to the third arbitrator, and the selection so made shall in all cases be binding upon the parties, and judgment upon such decision may be entered into any court having jurisdiction. In the event of the failure, refusal or inability of an arbitrator to act, a successor shall be appointed within ten (10) days as hereinbefore provided. The third arbitrator shall be experienced in the issue with which the arbitration is concerned and shall have been actively engaged in such field for a period of at least ten (10) years before the date of his or her appointment hereunder. If the second arbitrator is appointed by the first arbitrator as provided above, such second arbitrator shall also be experienced in the issue with which the arbitration is concerned and shall have been actively engage in such field for a period of at least ten (10) years before the date of his or her appointment hereunder. The third arbitrator shall apply the laws of the State of California, without giving effect to any principles of conflicts of laws. The third arbitrator shall schedule a hearing where the parties and their advocates shall have the right to present evidence, call witnesses and experts and cross-examine the other party’s witnesses and experts. The losing party shall pay the fees and expenses of all arbitrators acting under this Article 26.

27. RENEWAL TERMS

27.01 Renewal Terms. (a) Provided that on the date on which Tenant gives the applicable Renewal Notice (as defined below) (i) Tenant is not in monetary default under this Lease beyond the expiration of any applicable notice and grace periods and (ii) Tenant is not Insolvent (as defined below), Tenant shall have one (1) five (5) year renewal option (the “Renewal Option”) to extend the Term for a renewal term. The Renewal Term shall commence on the day after the then current expiration date of the Term and shall expire on the fifth (5th) anniversary of such then current expiration date. The Renewal Option shall be exercisable by Tenant by written notice to Landlord (a “Renewal Notice”) given not later than the date (the “Outside Exercise Date”) that is eighteen (18) months prior to the expiration date of the initial Term. In the event that Tenant fails to give any Renewal Notice by the Outside Exercise Date relating thereto, then Tenant shall have no further right to extend the Term pursuant to this Article 27. For purposes of this Section 27.01, Tenant shall be deemed to be “Insolvent” on a particular day if (i) on such date there is pending an action pursuant to a petition that was filed by Tenant under the United States Bankruptcy Code, 11 U.S.C. §§ 101 1330, as amended, or any successor thereto, or (ii) on such date there is pending an action pursuant to a petition that was filed at least 90 days prior to such date against Tenant under the United States Bankruptcy Code, 11 U.S.C. §§ 101 1330, as amended, or any successor thereto.

(b) The Renewal Term shall be upon the same covenants, terms and conditions as in this Lease for the original Term, except that no further Renewal Option shall be available and the Base Rent applicable during the Renewal Term shall be equal to the greater of (i) the existing Base Rent as of the end of the initial Term, or (ii) the Renewal Term Fair Market Base Rent (as defined in Section 27.01(e) below) applicable to the Renewal Term.

(c) Promptly after delivery to Landlord of a Renewal Notice with respect to any Renewal Term, Landlord and Tenant shall endeavor to agree upon the Renewal Term Fair Market Base Rent applicable to such Renewal Term. If Landlord and Tenant do not agree upon the Renewal Term Fair Market Base Rent applicable to the Renewal Term in question within thirty (30) days after Landlord’s receipt of the Renewal Notice applicable thereto, then Landlord shall within thirty (30) days thereafter notify Tenant (the “Rent Notice”) of Landlord’s determination of the Renewal Term Fair Market Base Rent applicable to such Renewal Term (“Landlord’s Determination”), which determination shall be binding on Landlord in the event such Renewal Term Fair Market Base Rent is determined by appraisal pursuant to Exhibit F annexed hereto. Tenant shall notify Landlord (“Tenant’s Notice”), within thirty (30) days after Tenant’s receipt of the Rent Notice, whether Tenant accepts or disputes Landlord’s Determination, and if Tenant disputes Landlord’s Determination, Tenant’s Notice shall set forth Tenant’s determination of the Renewal Term Fair Market Base Rent (“Tenant’s Determination”), which determination shall be binding on Tenant in the event such Renewal Term Fair Market Base Rent is determined by appraisal pursuant to Exhibit F annexed hereto. Landlord’s Determination and Tenant’s Determination are each hereinafter referred to as a “Determination” and are collectively hereinafter referred to as the “Determinations”. Alternatively, Tenant shall have the right, within thirty (30) days following receipt of Landlord’s Determination, to rescind Tenant’s Renewal Notice by notice to Landlord, in which event the provisions of this Article 27 shall be of no further force and effect and this Lease shall terminate and expire as otherwise set forth in this Lease. If Tenant fails to give Tenant’s Notice or to rescind Tenant’s Renewal Notice within such thirty (30) day period, then Tenant shall be deemed to have accepted Landlord’s Determination.

(d) Provided Tenant does not rescind Tenant’s Renewal Notice as aforesaid, if Tenant timely disputes Landlord’s Determination, then the Renewal Term Fair Market Base Rent shall be established by appraisal in accordance with the procedures set forth in Exhibit F annexed hereto and made a part hereof. Upon determination of the Renewal Term Fair Market Base Rent, Tenant shall have the right, within thirty (30) days following such determination, to rescind Tenant’s Renewal Notice by notice to Landlord, in which event this Lease shall terminate and expire as otherwise set forth in this Lease, subject however to Tenant’s obligation to pay Rent pursuant to the terms of the next following sentence, if applicable. If, for any reason, the Renewal Term Fair Market Base Rent applicable to the Renewal Term is not finally determined on or prior to the commencement of the Renewal Term, then (i) pending such final determination, Tenant shall initially pay Base Rent for the Renewal Term at the Base Rent rate in effect during the last month of the original Term, (ii) upon such final determination, the Base Rent for the Renewal Term shall be as provided in subclause (b) above, and (iii) in the event that such final determination results in a Base Rent rate in excess of the rate paid by Tenant during the Renewal Term, a retroactive adjustment in Base Rent shall be made and the appropriate payment shall be made by Tenant to Landlord.

(e) For the purposes of this Lease, the “Renewal Term Fair Market Base Rent” for the Premises applicable to the Renewal Term shall mean an amount per annum determined by reference to the market for comparable facilities that a willing landlord would offer and a willing tenant would accept in an arms length transaction for a lease of the Premises (1) commencing on the first day of the Renewal Term, (2) expiring on the expiration of the Renewal Term, (3) providing for no free rent, no work to be done by landlord to prepare the premises for tenant and no contribution by landlord toward tenant’s cost to so prepare the premises, (4) without payment of a brokerage commission (unless there is in existence a commission agreement requiring payment of commission in connection with renewal), (5) providing for an annual management fee equal to one percent (1%) of the annual base rent, and (6) otherwise on all of the terms and conditions of this Lease. To the extent that the appraisers determine “Renewal Term Fair Market Base Rent” for any Renewal Term by reference to other transactions, they shall consider the terms and conditions of such other transactions and if such other transactions have different terms and conditions (e.g., shorter or longer term, free rent, different escalation formulae or renewal options), the Renewal Term Fair Market Base Rent at issue shall be determined by the appraisers by making appropriate adjustment to the base rent of such other transactions.

28. MISCELLANEOUS

28.01 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California.

28.02 Certain Definitions. For purposes of this Lease, the following definitions shall apply:

“Business Hours” shall be from 7:00 A.M. to 7:00 P.M. on Business Days.

“Business Days” shall mean Monday through Friday, excluding those days observed as holidays by the State of California or the United States Federal Government.

“Legal Requirements” shall mean all laws, statutes, codes, ordinances, orders and regulations of any or all of the federal, state or local government or governmental (or quasi-governmental) authority having jurisdiction over the Land, the Building and/or the Premises, whether now or hereafter in force.

“Insurance Requirements” shall mean all terms of or incorporated by reference into any insurance policy (including the requirements of the Board of Fire Underwriters and the Fire Insurance Rating Organization) having jurisdiction or cognizance over the Land, Building and/or the Premises, whether now or hereafter in force.

“Interest Rate” shall mean an interest rate equal to the greater of (x) eight percent (8%) per annum, and (y) one percent (1%) above the so called annual “Base Rate” of interest publicly announced by Citibank, N.A., New York, New York (or any successor thereof) from time to time, as its interest rate charged for unsecured loans to its corporate customers, but in no event greater than the highest lawful rate from time to time in effect.

“Event of Force Majeure” shall mean any of the following events: (1) the enactment or enforcement of any law or the issuance or enforcement of any governmental order, rule or regulation establishing rationing or priorities in the use of materials or restricting the use of labor; (2) inability reasonably to obtain (other than because of a lack of funds) and utilize labor, materials, equipment or supplies; (3) state of war or national or local emergency or acts of public enemies or terrorists; (4) strikes, lockouts or other industrial disturbances; (5) insurrections, civil disturbances or civil commotion; (6) epidemics, plagues or famines; (7) explosions, fire or other unavoidable casualty; (8) acts of God (including, without limitation, adverse weather conditions); and (9) restraints of government and people.

28.03 Consents & Approvals. If, pursuant to any provision of this Lease, the consent or approval of either party is required to be obtained by the other party, then, unless expressly set forth to the contrary herein, the party whose consent or approval is required shall not unreasonably withhold, condition or delay such consent or approval. If the parties shall not agree as to whether a requested consent or approval has been unreasonably withheld, conditioned or delayed, either party may submit such matter to arbitration pursuant to Article 26 of this Lease.

28.04 Rights & Remedies. All rights and remedies of either party expressly set forth herein are intended to be cumulative and not in limitation of any other right or remedy set forth herein or otherwise available to such party at law or in equity. Notwithstanding the foregoing or any other provisions hereof to the contrary, (i) in no event shall either party be liable to the other for consequential damages (even in cases of negligence), (ii) in no event shall Landlord have the right to accelerate any Base Rent or Additional Rent due and payable hereunder, for any reason (including by reason of an Event of Default), even if permitted by law (it being agreed that this clause (ii) shall in no way limit the remedy afforded to Landlord in Section 21.02(b)(i) above), and (iii) in no event shall Landlord shall have the right to exercise any “lock-out,” “utility cut-off” or similar non-judicial remedies without appropriate judicial process.

28.05 No Waiver. The failure of either party hereto to seek redress for a breach of, or to insist upon the strict performance of any covenant or condition of this Lease, shall not prevent a subsequent act which would have originally constituted a breach from having all the force and effect of an original breach. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. The payment by Tenant of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Tenant unless such waiver be in writing signed by Tenant.

28.06 Successors & Assigns. Each and all of the terms and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal and legal representatives, permitted successors and assigns.

28.07 Entire Agreement; Modifications. This instrument contains the entire agreement made between the parties and may not be modified orally or in any manner other than by an agreement in writing signed by all the parties hereto or their respective successors in interest.

28.08 Landlord’s Covenants and Representations. Landlord hereby covenants, represents and warrants as follows:

(a) As of the date hereof, there are no liens, encumbrances, security interests, charges, reservations, easements, rights of way, restrictive covenants, conditions, limitations, or any other burden covering or affecting the Land or the Building or any part of either, other than those (the “Permitted Encumbrances”) which will not (x) interfere with the leasehold estate granted under this Lease, (y) interfere in any material respect with Tenant’s use and enjoyment of the Premises, or (z) prevent Tenant from realizing or exercising any of its rights or options under this Lease.

(b) Landlord has the financial ability to perform its obligations under this Lease.

(c) For the purpose of Taxes, the Land is located entirely within one tax lot and that no other real property lies within such tax lot.

(d) Landlord (a) has obtained or will obtain from the applicable municipal departments all of the permits and other authorizations (including, without limitation, all zoning variances) necessary for the commencement, continued construction and completion of the Base Building Work in accordance with the Base Building Plans and all applicable Legal Requirements and (b) is ready, willing and able to commence construction of the Building and Parking Area.

(e) All utility and sewer facilities to be constructed and installed by Landlord and necessary for the Building Premises and the operation and use thereof are, or will prior to the commencement date be, available at the Building.

28.09 Sale of the Building. If Landlord sells or otherwise transfers the Land and the Building, then Landlord shall be relieved of any liability under any and all of the covenants and obligations of Landlord contained in or derived from this Lease which arise out of any act, occurrence or omission occurring after the effective date of such sale or transfer, and the purchaser or transferee shall be deemed, without any further agreement, to have assumed and agreed to carry out all of the covenants and obligations of Landlord under this Lease.

28.10 Recordation. Landlord, at anytime after the date hereof and within ten (10) days after its receipt of a request therefor, shall execute, acknowledge and deliver to Tenant (i) a memorandum of lease in respect of this Lease, sufficient for recording and in form of Exhibit G annexed hereto and made a part hereof, which memorandum may be recorded by Tenant, and (ii) any other instrument(s) necessary to the effective recordation of such memorandum of lease.

28.11 Tenant’s Right to Vacate the Premises. Tenant shall have the right to vacate the Premises at any time (and from time to time) during the Term, provided that Tenant (a) provides prior written notice to Landlord of its intent to remove a substantial portion of its property and equipment from the Building and (b) continues to maintain the Premises on an “as-if occupied” basis in compliance with Section 7.03 above.

29. ROOFTOP AND LAND INSTALLATIONS

29.01 Tenant’s Equipment. (a) Subject to compliance with (i) applicable governmental regulations; (ii) covenants, conditions and restrictions recorded against the Land; and (iii) Landlord’s written consent (which will not be unreasonably withheld, conditioned or delayed), Tenant shall have the right (A) to install on the Land and/or upon the roof of the Building, telecommunications equipment, generators, uninterrupted power supply and HVAC equipment (collectively, “Tenant’s Equipment”) and (B) to connect Tenant’s Equipment to the interior of the Building through the Building systems and shafts. There shall be no rent or other payments due from Tenant for the Land or roof space occupied by Tenant for Tenant’s Equipment. Any such equipment installed by Tenant shall remain Tenant’s Property and shall be removed by Tenant at the expiration or earlier termination of the Term, and Tenant, upon such removal, shall repair (and patch) to Landlord’s reasonable satisfaction any damage to the roof of the Building caused by the installation or removal of said equipment. In exercising its rights under this Article 29, Tenant, at its expense, shall comply with all Legal Requirements applicable to the exercise of such rights. Landlord shall cooperate, at no expense to Landlord, with Tenant’s efforts to obtain any permit required or desirable in connection with the installation of any Tenant’s Equipment.

(b) Promptly after any Tenant’s Equipment is installed on the roof of the Building, Tenant shall remove any debris and other loose materials which Tenant or its representatives may place on the roof of the Building. Tenant shall be responsible for the maintenance and repair of the Tenant’s Equipment. Tenant must install and maintain waterproofing materials around any penetrations on the roof of the Building that are made during the installation, maintenance, repair, replacement and removal of the Tenant’s Equipment, and must provide to Landlord waterproofing certifications with respect to all such penetrations from Landlord’s roofing contractor to evidence to Landlord that such penetrations do not limit or invalidate the roof warranty in effect from time to time.

30. RE-MEASURING THE BUILDING AND PREMISES

The number of rentable square feet in the Building Premises (i.e., the rentable area of the Building Premises) shall be determined in accordance with the provisions of this Article 30. Within thirty (30) days after the Commencement Date, Landlord’s architect shall certify to Tenant the rentable area of the Building Premises; the Landlord’s architect’s determination shall be made in accordance with the definitions and method set forth on Exhibit C annexed hereto. If, within sixty (60) days of its receipt of such certification, Tenant disputes any item therein, then Tenant may demand that an architect selected by agreement of the parties make a determination of the rentable area of the Building Premises binding upon Landlord and Tenant. If the rentable area of the Building Premises as determined pursuant to this Article 30 (including, but not limited to, the proviso contained at the end of this sentence) shall differ from the areas set forth in Article 1 of this Lease, then (a) the rentable area as determined by this Article 30 shall control, and (b) the Base Rent, the Proportionate Share and the Landlord’s Contribution (as defined in the Workletter) shall be adjusted on the basis of the rentable and usable areas so determined. Promptly after any such adjustment, a retroactive adjustment in Rent and the Landlord’s Contribution shall be made and the appropriate payment shall be made by one party hereto to the other. Promptly after the rentable area of the Building Premises is determined pursuant to this Article 30, Landlord and Tenant shall execute an agreement confirming the rentable area of the Building Premises and the Proportionate Share, but the failure of the parties to execute such an agreement shall not invalidate this Lease. Notwithstanding anything to the contrary in this Article 30 or elsewhere in this Lease, the determination of the rentable area of the Building Premises in accordance with this Article 30 shall be conclusive and binding on Landlord and Tenant throughout the Term, notwithstanding any subsequent alterations, additions or improvements to the Premises that increase the rentable area of the Building Premises.

31. RIGHT OF FIRST REFUSAL

Landlord hereby grants to Tenant a one (1) time right of first refusal to lease all (but not less than all) of the remaining Building consisting of approximately an additional 289,000 square feet (“ROFR Space”). Landlord shall not lease the ROFR Space to any other party unless and until Landlord shall have first offered to lease the ROFR Space to Tenant pursuant to the terms of this Section. Landlord shall offer to lease the ROFR Space to Tenant by a written notice (“ROFR Offer”) to Tenant. If Tenant desires to lease the ROFR Space, Tenant shall give Landlord a written notice of such election (“ROFR Acceptance”) within ten (10) business days of the ROFR Offer. If Tenant does not deliver an ROFR Acceptance within such ten (10) business day period, Tenant shall have no further rights with respect to the ROFR Space, and Landlord may then or thereafter lease all or any part of the ROFR Space to any party or parties on such terms as Landlord may elect. If Tenant delivers an ROFR Acceptance within ten (10) business days of the ROFR Offer, the ROFR Space shall be added to and become a part of the Premises as of the first day of the first calendar month next following the delivery of the ROFR Acceptance. This Lease shall be amended to include the ROFR Space upon all the same terms as are applicable to the original Premises and the Base Rent and Additional Rent shall be increased to reflect the addition of the ROFR Space. If Tenant leases the ROFR Space, Landlord shall provide a Landlord’ Contribution for each square foot of ROFR Space. Such allowance shall be disbursed and used in the same manner as Landlord’s Contribution in the original Premises pursuant to this Lease.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

1151 MILDRED LLC, a Delaware limited liability company

By:	Alere Property Group LLC,
Sole Member

By:	/s/ Daniel L. Webb
Name: Daniel L. Webb
Title: Vice President

FENDER MUSICAL INSTRUMENTS CORPORATION, a Delaware corporation

By:	/s/ William C. Schultz
Name: William C. Schultz
Title: CEO

EXHIBIT A

Legal Description of Land

All that certain real property situated in the County of San Bernardino, State of California, described as follows:

PARCEL A:

Parcel 3 of Parcel Map No. 15625, in the City of Ontario, County of San Bernardino, State of California, as per map recorded in Book 194, page(s) 13 through 15 inclusive, of Parcel Maps, in the office of the County Recorder of said County, as amended by that certain “Certificate of Correction” recorded July 1, 2002 as Instrument No. 20020337682, of Official Records.

PARCEL B:

A non-exclusive easement for the installation, location, construction, maintenance, repair and replacement of sewer pipes, pumps, clean outs and incidentals thereto as more fully set out in that certain “Declaration and Grant of Easements (sewer lines and equipment)” recorded March 28, 2002 as Instrument No. 2002-0153878, of Official Records.

TAX PARCEL NUMBER:             0113-431-09-0-000

EXHIBIT B-1

Location of Building and Parking Area on Land

Concrete Flood Control Channel
Unit B
Acacia Street
Wired for Trash Compactor

Gross Site Area	37.44 Acres	1,631,034 s.f.
Net Site Area	35.78 Acres	1,558,667 s.f.
Building Area		857,000 s.f.
Site Coverage		55.00%

Parking Provided	439 Spaces
Ramps for Ground Level Service	4 Locations
Dock High Service	122 Locations
Trailer Storage	138 Spaces

Graphic Scale

North

Airport Mission Business Park - Building 3

1151 S. Mildred Ave. Ontario, California

Exhibit B-1

BASTIEN AND ASSOCIATES, INC.
ARCHITECTURE AND PLANNING

EXHIBIT B-2

Description of Building Premises

568,120 square feet of a larger 857,000 square foot industrial building, demising wall shown in its proposed location.

Unit B

EXHIBIT C

Method of Measurement

The rentable square footage of the building shall be measured from the “dripline”.

BOMA defines the “dripline”, or Gross Building Area, as “the area computed by measuring the outside finished surface of permanent outer building walls, without deductions.”

In case of the interior demising wall, the measurement shall be from the centerline of the demising wall.

EXHIBIT D

WORKLETTER

I. DEFINITIONS

1.01. Definitions. For the purposes of this Workletter the following terms shall have the following meanings:

“Base Building Work” shall mean the design and the work (inclusive of labor and materials) set forth on the Base Building Plans, which work consists of, (i) the construction of a demising wall as shown on Exhibit B-1 annexed to the Lease, and (ii) the seal coating and restriping of surface parking adjacent to the Building and on the Land in the location designated on Exhibit B-1 annexed to the Lease for not fewer than two hundred ninety (290) cars.

“Base Building Plans” shall mean the plans and specifications for the Base Building Work that shall be developed as provided herein and upon completion shall be listed on Schedule I annexed to and made a part of this Workletter.

“Tenant’s Finish Work” shall mean the portion of the Tenant’s Work other than the Tenant’s Initial Work.

“Tenant’s Initial Work” shall mean the portion of the Tenant’s Work consisting of the installation of lighting and power in the Building Premises, consistent with Tenant’s Racking Plans, sufficient to allow Tenant to commence installation of Tenant’s racking system in the Building Premises, subject to Tenant obtaining any required permits for such installation.

“Tenant’s Work” shall mean the Tenant’s Initial Work and the Tenant’s Finish Work and shall mean all design of and all work, equipment and improvements set forth on the Tenant’s Plans, which, in Tenant’s opinion, are necessary or desirable to prepare the Premises for Tenant’s occupancy, other than the Base Building Work and the Tenant’s Additional Work.

“Tenant’s Plans” shall mean the plans and specifications for Tenant’s Work that shall be developed as provided herein and upon completion shall be listed on Schedule II annexed to and made part of this Workletter.

“Tenant’s Racking Plans” shall mean the layout and plans and specifications for Tenant’s racking system, which shall be sufficient to allow Landlord to design and install the Tenant’s Initial Work in the Building Premises.

“Tenant’s Additional Work” shall mean any work that is not part of the Tenant’s Work or the Base Building Work, but that Tenant believes is necessary or desirable to prepare the Premises for Tenant’s use and occupancy, including without limitation, the installation of the Racking System.

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“Tenant’s Additional Work Plans” shall mean the plans and specifications to be developed by Tenant for the Tenant’s Additional Work, and upon completion to be listed on Schedule III attached to and made a part of this Workletter.

“Landlord’s Contribution” shall mean an amount equal to (1) the product obtained by multiplying (x) TWO DOLLARS AND FIFTY CENTS ($2.50), by (y) the number of rentable square feet contained in the Building Premises. Assuming that the rentable square feet of the Building Premises contains 568,000 rentable square feet, Landlord’s Contribution shall be $1,420,000.00.

“Work” shall mean the Base Building Work and the Tenant’s Work.

All capitalized terms used in this Workletter and not defined herein shall have the meaning ascribed thereto in the lease (the “Lease”) to which this Workletter is annexed.

II. BASE BUILDING WORK

2.01 The Base Building Work shall be accomplished by Landlord in accordance with good construction practices and all Legal Requirements and Insurance Requirements, and at Landlord’s cost.

III. TENANT’S WORK

3.01 The Tenant’s Work shall be accomplished by Landlord in accordance with good construction practices and all Legal Requirements and Insurance Requirements, and at Tenant’s Cost, but subject to use of the Landlord’s Contribution therefor up to the maximum amount thereof. If the cost for the Tenant’s Work is estimated to, or does, exceed the amount of the Landlord’s Contribution, the amount of such excess shall be paid by Tenant, and such excess shall be deposited by Tenant with Landlord within five (5) days after the amount of any such estimated or actual excess is known. If the cost for the Tenant’s Work is less than the Landlord’s Contribution, the excess amount of the Landlord’s Contribution shall be credited against the Rent next due from Tenant.

3.02 The Tenant’s work shall be completed in two (2) phases. The first phase to be completed will be the Tenant’s Initial Work. The Tenant’s Finish Work will be completed following completion of the Tenant’s Initial Work.

3.03 Contracts for performance of the Tenant’s Work will be competitively bid, and Tenant will have reasonable review and approval of the bidding list and of the bids to be accepted. Tenant will respond within three (3) business days after delivery to Tenant of any bidding list and/or bids.

IV. INTENTIONALLY OMITTED

V. CONSTRUCTION; DELIVERY

5.01	Delivery. The Tenant’s Work will be designed and completed pursuant to the following process.

2

(a) Tenant has delivered the preliminary Tenant’s Racking Plans to Landlord and Landlord has approved the Tenant’s Racking Plans for the purpose of commencing preparation of plans, specifications and working drawings for the Tenant’s Initial Work. Tenant and Tenant’s consultant shall have the right to participate with Landlord in such preparation in a cooperative, “teamwork” approach, and Landlord will cooperate with such participation. Landlord acknowledges that Tenant has a goal of maximizing available rebates from the electrical utility based upon design of the Tenant’s lighting plans. Tenant shall review and approve, or request modifications to, the plans for the Tenant’s Initial Work within three (3) business days after delivery to Tenant.

Landlord has requested additional detail for Tenant’s Racking Plans concerning height of racking, floor attachment details and estimated point loads, and Tenant or its consultant will provide that information. As Tenant’s Racking Plans are further completed Tenant will deliver such plans to Landlord for approval (not to be unreasonably withheld, conditioned or delayed).

Upon completion of plans, specifications and working drawings as required for construction of Tenant’s Initial Work, Landlord will apply for permits and approvals as required for construction of the Tenant’s Initial Work.

Upon receipt of required permits and approvals Landlord will cause the Tenant’s Initial Work to be completed in accordance with Article III above.

Landlord shall diligently proceed with the construction of the Tenant’s Initial Work and shall complete the Tenant’s Initial Work by January 1, 2005.

Completion of the Tenant’s Initial Work shall mean and require that the Tenant’s Initial Work is complete in all material respects and Tenant is able to lawfully use the Building Premises for the commencement of installation of Tenant’s racking system, subject to Tenant obtaining any required permits for such installation.

If for any reason (but subject to the provisions below concerning Tenant Delay (as defined below)) Landlord is unable to complete the Tenant’s Initial Work by January 1, 2005, such failure shall not affect the validity of the Lease; provided, however, that under such circumstances, the Commencement Date and the Tenant’s obligation to pay Rent shall be delayed for a period equal to such delay and the Term shall be extended one (1) day for each day of deferral of the Commencement Date.

(b) Tenant has delivered the Tenant’s space plan parameters for the Building Premises to Landlord, from which the Architect for the Tenant’s Work is developing the space plan for the Building Premises.

Upon delivery of the space plan to Landlord and Tenant, Landlord and Tenant shall review the space plan and upon approval by Landlord and Tenant (not to be unreasonably withheld, conditioned or delayed) Landlord shall have prepared plans, specifications and working drawings for the Base Building Work and the Tenant’s Finish Work. If Landlord or Tenant requests revisions of the space plan it will notify the other party thereof within three (3) business days of receipt and specify the requested revisions. Tenant and Tenant’s consultant shall have the right to participate with Landlord in the preparation of the plans, specifications and working drawings for the Base Building Work and the Tenant Finish Work in a cooperative, “teamwork” approach, and Landlord will cooperate with such participation.

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Landlord will deliver the completed plans, specifications and working drawings to Tenant for review (not to be unreasonably withheld, conditioned or delayed). If Tenant requests revisions of the plans, specifications or working drawings it will notify Landlord thereof within three (3) business days of Tenant’s receipt and specify the requested revisions.

Upon completion of plans, specifications and working drawings Landlord will apply for permits and approvals as required for construction of the Base Building Work and Tenant’s Finish Work.

Upon receipt of required permits and approvals Landlord will cause the Base Building Work and the Tenant’s Finish Work to be completed in accordance with the provisions of Articles II and III above. Landlord shall diligently proceed with the construction of the Base Building Work and the Tenant’s Finish Work and use reasonable efforts to complete same (with a certificate of occupancy, which may be temporary or conditional) thereof to Tenant not later than April 1, 2005. If for any reason (but subject to the provisions below concerning Tenant Delay), Landlord is unable to complete the Base Building Work and the Tenant’s Finish Work on such schedule, such failure shall not affect the validity of this Lease; provided, however, that under such circumstances, the Tenant’s obligation to pay Rent shall be abated for a period equal to such delay and the Term shall be extended one (1) day for each day of such rent abatement. Notwithstanding the foregoing, if such completion has not occurred within ninety (90) days following the scheduled completion date (which scheduled completion date will be extended for Tenant Delays and Events of Force Majeure), then Tenant shall have the right to terminate this Lease upon written notice to Landlord delivered at any time prior to Landlord’s completion of the Base Building Work and the Tenant’s Finish Work. For purposes hereof, completion of the Base Building Work and the Tenant’s Finish Work shall not be deemed to have occurred until all the following conditions shall have been satisfied:

(i) The Base Building Work and the Tenant’s Finish Work shall have been completed, other than insubstantial details of construction, mechanical adjustment or decoration (“Tenant’s Punch List Items”), the non-completion of which does not interfere with Tenant’s use of the Premises for the Intended Use or prosecution of the Tenant’s Additional Work;

(ii) The entire Premises shall be available for, and tendered to, Tenant for its exclusive use and possession, subject to completion of Tenant’s Punch List Items, broom clean and free of all construction debris materials and all personal property;

(iii) Landlord shall have delivered to Tenant (x) a temporary certificate of occupancy which permits the use and occupancy of the Premises for its Intended Use (it being agreed that Landlord shall furnish Tenant with a permanent certificate of occupancy as soon as practicable, and at no time during the term shall Landlord permit the aforesaid temporary certificate of occupancy to expire before it is replaced with a permanent certificate of occupancy) and (y) all other certificates, permits and approvals as may be necessary for Tenant lawfully to occupy and operate the Premises in accordance with the Lease; provided, however, that compliance with this subclause (iii) shall not be required to the extent that noncompliance is caused by any incomplete portions of Tenant’s Additional Work, or other matters relating to the conduct of Tenant’s operations rather than the construction by Landlord provided for herein; and

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(iv) Landlord shall obtain for and deliver to Tenant a title search (the “Title Search”) of the Land and Building, prepared by a title company licensed to issue title insurance in California, showing that, as of the Title Date (as hereinafter defined), (A) Landlord is the sole fee owner of the Land and Building, (B) there are no mortgages upon the Land or the Building or any part of either, other than those mortgages for which Tenant has received or will receive an Attornment and non-disturbance agreement as required Article 13 of the Lease, (C) there are no ground or underlying leases covering the Land or the Building or any part of either, and (D) there are no liens, encumbrances, security interests, charges, reservations, easements, rights of way, restrictive covenants, conditions, limitations, or any other burden covering or affecting the Land or the Building or any part of either, other than the Permitted Encumbrances. The “Title Date” shall be any date occurring not more than thirty (30) days prior to substantial completion of the Base Building Work and the Tenant’s Finish Work.

In the event that, prior to the satisfaction of any of the foregoing conditions, Landlord and Tenant agree that completion of the Base Building Work and the Tenant’s Finish Work has occurred, then Landlord shall still be obligated to satisfy such conditions in a timely manner subsequent to completion of the Base Building Work and the Tenant’s Finish Work.

5.02 Tenant Delay. Any delay in completion of the Work caused by an act or neglect of Tenant, or those acting for or under Tenant, including, without limitation, delay caused in production of plans and specifications, or by changes in plans and specifications, by or on behalf of Tenant and/or approval of plans and specifications by or on behalf of Tenant (each. herein, a “Tenant Delay”), shall constitute a Tenant Delay. Any delay caused by a Tenant Delay shall not cause a deferral of the Commencement Date or a deferral in or abatement of Tenant’s obligation to pay Rent in accordance with this Workletter and the Commencement Date and obligation to commence payment of Rent shall occur, and the obligation to pay Rent shall continue, as if the delay caused by the Tenant Delay had not occurred, and, in addition thereto, Tenant shall pay to Landlord all reasonable increased costs or damages incurred by Landlord attributable to Tenant Delays.

5.03 Representatives. Each party shall appoint and maintain a designated individual as its primary contact “Representative” for the design and construction of the Work. Any decision, approval or disapproval by a party’s Representative shall be deemed to be the decision, approval or disapproval of such party. A party may change its Representative, from time to time, by notice to the other party. The initial Representative for Landlord shall be Clark Neuhoff. The initial Representative for Tenant shall be Tom Humphries.

VI. TENANT’S INSPECTION; TENANT’S ADDITIONAL WORK

6.01 Inspection and Monitoring by Tenant. (a) Tenant, Tenant’s architect, Tenant’s engineers, Tenant’s contractors, Tenant’s representatives, and any agents of Tenant shall have access to the Building at all times during Business Hours on Business Days, and at all other reasonable times upon reasonable prior written or oral notice if accompanied by a representative of Landlord, in order to inspect the Base Building Work and the Tenant’s Work and monitor the progress thereof. Tenant may have a representative present at the Premises at all times during the performance of the Base Building Work and the Tenant’s Work.

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(b) From and after the date hereof, Landlord shall conduct regularly scheduled construction meetings to discuss the performance and progress of the Base Building Work and the Tenant’s Work; Tenant shall be given reasonable advance notice of each such meeting and Tenant’s representatives shall have the right to attend such meetings. Tenant shall receive a copy of the minutes of all construction meetings, which minutes Landlord shall cause to be prepared by its contractor. Landlord shall (i) keep Tenant apprised of the progress of the Base Building Work and the Tenant’s Work, (ii) promptly notify Tenant of any actual or anticipated delays, and (iii) promptly notify Tenant of any problems or anticipated problems with respect to the Base Building Work (or any portion thereof) or the Tenant’s Work (or any portion thereof). As to all aspects of the Tenant’s Work, Tenant shall have the right to approve any general contractor(s), subcontractors and trade contractors as Landlord may select for the performance of the Tenant’s Work, which approval shall not be unreasonably withheld, conditioned or delayed. If Tenant reasonably disapproves any general contractor(s), subcontractors or trade contractors proposed by Landlord, Landlord will propose a substitute, and Tenant shall have the right to approve such substitute, which approval shall not be unreasonably withheld, conditioned or delayed.

(c) Landlord shall maintain at the Premises for inspection by Tenant and Tenant’s architect during Business Hours on Business Days one record copy of (i) the Base Building Plans and the Tenant’s Plans, together with all field notes and changes of Landlord’s contractor marked on said plans during the course of construction, (ii) the progress schedule, any progress schedules prepared by any subcontractor, and all updates, supplements and amendments thereto; (iii) specifications and samples prepared in connection with the Base Building Work and the Tenant’s Work; and (iv) all drawings, diagrams, schedules, brochures and other data or information specially prepared for or otherwise provided in connection with the Base Building Work and/ or the Tenant’s Work to illustrate some portion of such work or any product, material or system to be installed or utilized in connection therewith. All of the foregoing shall be maintained in good order and marked currently to record all changes made during construction of the Work.

6.02 Tenant’s Additional Work. (a) The Tenant’s Additional Work Plans, and any changes (each, a “TAW Plan Change”) to the Tenant’s Additional Work Plans, shall be subject to obtaining Landlord’s prior approval thereof as hereinafter provided (it being agreed that Landlord’s right to review and approve or disapprove the Tenant’s Additional Work Plans and any TAW Plan Change shall be limited only to the portions thereof which would constitute Material Alterations if the Work described therein were Alterations under Article 8 of the Lease). Tenant shall submit the Tenant’s Additional Work Plans to Landlord as available, and, as applicable, shall request Landlord’s approval of any TAW Plan Change in a notice (each, a “TAW Plan Change Notice”) to Landlord describing such TAW Plan Change. Landlord, within 10 days after receiving the Tenant’s Additional Work Plans or any TAW Plan Change Notice, shall respond thereto, in writing, by either (A) approving the Tenant’s Additional Work Plans or the TAW Plan Change described therein, or (B) disapproving the Tenant’s Additional Work Plans or the TAW Plan Change described therein, subject to and in accordance with Article 8 of the Lease (it being agreed that Landlord’s right to review and approve or disapprove the Tenant’s Additional Work Plans and any TAW Plan Change shall be limited only to the

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portions thereof which would constitute Material Alterations if the Work described therein were Alterations under Article 8 of the Lease). In any case where Landlord disapproves Tenant’s Additional Work Plans on an TAW Plan Change, Landlord’s disapproval shall clearly delineate its reasons therefor. If Landlord shall fail to approve or disapprove Tenant’s Additional Work Plans on a TAW Plan Change within such 10 day period after receiving the Tenant’s Additional Work Plans or a TAW Plan Change Notice, then the Tenant’s Additional Work Plans or the TAW Plan Change shall be deemed disapproved by Landlord. Tenant, at any time, shall have the right to make revisions to, and resubmit to Landlord Tenant’s Additional Work Plans or TAW Plan Change which Landlord shall have previously disapproved pursuant to this Section 6.02(a). Upon Landlord’s approval of Tenant’s Additional Work Plans or any TAW Plan Change the same shall be deemed incorporated into, and to constitute a part of, the Tenant’s Additional Work Plans.

(b) Tenant may perform the Tenant’s Additional Work with such general contractor(s), construction manager(s), subcontractors and trade contractors as Tenant selects, subject to Landlord’s approval, which will not be unreasonably withhold, conditioned or delayed. Tenant shall perform the Tenant’s Additional Work in accordance with (i) the Tenant’s Additional Work Plans, (ii) good construction practices, and (iii) all Legal Requirements and all Insurance Requirements.

(c) Commencing on the date hereof and thereafter throughout Landlord’s prosecution of the Base Building Work and the Tenant’s Work, Tenant shall be permitted upon the Land and Building and may, simultaneously with Landlord’s prosecution of the Base Building Work and the Tenant’s Work, prosecute any Tenant’s Additional Work; provided, however, that Tenant’s prosecution of Tenant’s Additional Work simultaneously with Landlord’s prosecution of the Base Building Work and the Tenant’s Work shall not materially interfere with Landlord’s ability to prosecute the Base Building Work or the Tenant’s Work. Without limiting the generality of the foregoing, and subject to the proviso in the preceding sentence, Landlord shall permit Tenant to bring and store on the Premises all equipment, supplies and other property required or appropriate in connection with the Tenant’s Additional Work, and shall allow Tenant to use, at Tenant’s cost, such power to the Premises as exists or is being furnished for Landlord’s construction of the Base Building Work and Tenant’s Work. Any occupancy and activities in the Premises prior to the Commencement Date by or on behalf of Tenant pursuant to this subclause (c) shall be subject to all terms and provisions of the Lease other than the requirement for the payment of Rent, including, without limitation, the provision of evidence of Tenant’s insurance as required by the Lease.

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SCHEDULE I TO EXHIBIT D

Base Building Plans

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SCHEDULE II TO EXHIBIT D

Tenant’s Plans

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SCHEDULE III TO EXHIBIT D

Tenant’s Additional Plans

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EXHIBIT E

RECORDING REQUESTED BY

WHEN RECORDED MAIL TO

The Northwestern Mutual Life Ins. Co.

720 East Wisconsin Ave. - Rm N16WC

Milwaukee, WI 53202

Attn:

Loan No.	SPACE ABOVE THIS LINE FOR RECORDER’S USE

NON DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT is entered into as of _________________, 20__, between ________________, whose mailing address is ______________________ (“Tenant”), ______________, whose mailing address is _____________________ (“Borrower”), and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (“Lender”), whose address for notices is 720 East Wisconsin Avenue, Milwaukee, WI 53202, Attention: Real Estate Investment Department, Reference Loan No. ______________.

RECITALS

A. Tenant is the lessee or successor to the lessee, and Borrower is the lessor or successor to the lessor under a certain lease dated _________________, 20__, (the “Lease”).

B. Lender has made, or will make, a mortgage loan to be secured by a mortgage, deed to secure a debt or deed of trust from Borrower for the benefit of Lender (as it may be amended, restated or otherwise modified from time to time, the “Lien Instrument”) encumbering the fee title to and/or leasehold interest in the land described in Exhibit A attached hereto and the improvements thereon (collectively, the “Property”), wherein the premises covered by the Lease (the “Demised Premises”) are located.

C. Borrower and Lender have executed, or will execute, an Absolute Assignment of Leases and Rents (the “Absolute Assignment”), pursuant to which (i) the Lease is assigned to Lender and (ii) Lender grants a license back to Borrower permitting Borrower to collect all rents, income and other sums payable under the Lease until the revocation by Lender of such license, at which time all rents, income and other sums payable under the Lease are to be paid to Lender.

D. Lender has required the execution of this Agreement by Borrower and Tenant as a condition to Lender making the requested mortgage loan or consenting to the Lease.

E. Tenant acknowledges that, as its consideration for entering into this Agreement, Tenant will benefit by entering into an agreement with Lender concerning Tenant’s relationship with any purchaser or transferee of the Property (including Lender) in the event of foreclosure of

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the Lien Instrument or a transfer of the Property by deed in lieu of foreclosure (any such purchaser or transferee and each of their respective successors or assigns is hereinafter referred to as “Successor Landlord”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant, Borrower and Lender agree as follows:

1. Tenant and Borrower agree for the benefit of Lender that:

(a)	Tenant shall not pay, and Borrower shall not accept, any rent or additional rent more than one month in advance;

(b)	Except as specifically provided in the Lease, Tenant and Borrower will not enter into any agreement for the cancellation of the Lease or the surrender of the Demised Premises without Lender’s prior written consent;

(c)	Tenant and Borrower will not enter into any agreement amending or modifying the Lease without Lender’s prior written consent, except for amendments or modifications specifically contemplated in the Lease for confirming the lease commencement date, the rent commencement date, the term, the square footage leased, the renewal or extension of the Lease, or the leasing of additional space at the Property;

(d)	Tenant will not terminate the Lease because of a default thereunder by Borrower unless Tenant shall have first given Lender written notice and a reasonable opportunity to cure such default; provided, however, that such opportunity to cure shall not exceed sixty (60) days after written notice by Tenant to Landlord;

(e)	Tenant, upon receipt of notice from Lender that it has exercised its rights under the Absolute Assignment and revoked the license granted to Borrower to collect all rents, income and other sums payable under the Lease, shall pay to Lender all rent and other payments then or thereafter due under the Lease, and any such payments to Lender shall be credited against the rent or other obligations due under the Lease as if made to Borrower and Borrower hereby fully releases Tenant of any claims, damages, actions or causes of action that Borrower may have as a result of the payment of any rent made by Tenant to Lender under this paragraph;

(f)	Tenant will not conduct any dry cleaning operations on the Demised Premises using chlorinated solvents nor will Tenant use any chlorinated solvents in the operation of their business on the Demised Premises; and

(g)	Tenant shall pay any and all termination fees due and payable under the Lease directly to Lender to be held in an account satisfactory to Lender.

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2. The Lease is hereby subordinated in all respects to the Lien Instrument and to all renewals, modifications and extensions thereof, subject to the terms and conditions hereinafter set forth in this Agreement, but Tenant waives, to the fullest extent it may lawfully do so, the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure proceeding.

3. Borrower, Tenant and Lender agree that, unless Lender shall otherwise consent in writing, the fee title to, or any leasehold interest in, the Property and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in Borrower or Tenant or any third party by purchase, assignment or otherwise.

4. If the interests of Borrower in the Property are acquired by a Successor Landlord:

(a)	If Tenant shall not then be in default in the payment of rent or other sums due under the Lease or be otherwise in material default under the Lease, the Lease shall not terminate or be terminated and the rights of Tenant thereunder shall continue in full force and effect except as provided in this Agreement;

(b)	Tenant agrees to attorn to Successor Landlord as its lessor; Tenant shall be bound under all of the terms, covenants and conditions of the Lease for the balance of the term thereof, including any renewal options which are exercised in accordance with the terms of the Lease;

(c)	The interests so acquired shall not merge with any other interests of Successor Landlord in the Property if such merger would result in the termination of the Lease;

(d)	If, notwithstanding any other provisions of this Agreement, the acquisition by Successor Landlord of the interests of Borrower in the Property results, in whole or part, in the termination of the Lease, there shall be deemed to have been created a lease between Successor Landlord and Tenant on the same terms and conditions as the Lease, except as modified by this Agreement, for the remainder of the term of the Lease with renewal options, if any; and

(e)	Successor Landlord shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, and Tenant shall, from and after Successor Landlord’s acquisition of the interests of Borrower in the real estate, have the same remedies against Successor Landlord for the breach of the Lease that Tenant would have had under the Lease against Borrower if the Successor Landlord had not succeeded to the interests of Borrower; provided, however, that Successor Landlord shall not be:

(i)	Liable for the breach of any representations or warranties set forth in the Lease or for any act, omission or obligation of any landlord (including Borrower) or any other party occurring or accruing prior to the date of Successor Landlord’s acquisition of the interests of Borrower in the Demised Premises, except for any repair and maintenance obligations of a continuing nature as of the date of such acquisition;

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(ii)	Liable for any obligation to construct any improvements in, or make any alterations to, the Demised Premises, or to reimburse Tenant by way of allowance or otherwise for any such improvements or alterations constructed or made, or to be constructed or made, by or on behalf of Tenant in the Demised Premises;

(iii)	Subject to any offsets or defenses which Tenant might have against any landlord (including Borrower) prior to the date of Successor Landlord’s acquisition of the interests of Borrower in the Demised Premises;

(iv)	Liable for the return of any security deposit under the Lease unless such security deposit shall have been actually deposited with Successor Landlord;

(v)	Bound to Tenant subsequent to the date upon which Successor Landlord transfers its interest in the Demised Premises to any third party;

(vi)	Liable to Tenant under any indemnification provisions set forth in the Lease; or

(vii)	Liable for any damages in excess of Successor Landlord’s equity in the Property.

The provisions of this paragraph shall be effective and self-operative immediately upon Successor Landlord succeeding to the interests of Borrower without the execution of any other instrument.

5. Tenant represents and warrants that Tenant, all persons and entities owning (directly or indirectly) an ownership interest in Tenant and all guarantors of all or any portion of the Lease: (i) are not, and shall not become, a person or entity with whom Lender is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) are not knowingly engaged in, and shall not engage in, any dealings or transaction or be otherwise associated with such persons or entities described in (i) above; and (iii) are not, and shall not become, a person or entity whose activities are regulated by the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder.

6. This Agreement may not be modified orally or in any other manner except by an agreement in writing signed by the parties hereto or their respective successors in interest. In the event of any conflict between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall prevail. This Agreement shall inure to the benefit of and be binding upon

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the parties hereto, their respective heirs, successors and assigns, and shall remain in full force and effect notwithstanding any renewal, extension, increase, or refinance of the indebtedness secured by the Lien Instrument, without further confirmation. Upon recorded satisfaction of the Lien Instrument, this Agreement shall become null and void and be of no further effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TENANT:

By:

Attest:
Secretary

Add appropriate acknowledgment for Tenant.

(Signatures of Borrower and Lender continued on following pages)

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(Signatures continued)

BORROWER:

By:

Attest:
Secretary

Add appropriate acknowledgment for Borrower.

(Signature of Lender continued on following pages)

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(Signatures continued)

LENDER:	THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

	By:	Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By:
, Managing Director

Attest:
, Assistant Secretary

Add appropriate acknowledgment for Northwestern

Add scriveners statement

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EXHIBIT “A”

(Description of Property)

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EXHIBIT F

Appraisal Procedures

This Lease provides that a Renewal Term Fair Market Base Rent shall be determined by appraisal, and said appraisal shall be conducted in accordance with the following procedures:

(1) Within ten (10) days after receipt of a notice to appraise given by either party, Landlord and Tenant shall each select a real estate broker (an “appraiser”) who (A) is licensed in the State of California, and has a SIOR or CCIM designation, (B) has been actively and continuously engaged in the leasing of industrial/office space in the San Bernardino County, California area during the preceding five-year period, (C) has been the primary broker representing either a landlord or a tenant to a lease covering at least 25,000 square feet of industrial/office space during the most recent three-year period, and (D) has not represented Landlord or Tenant during the preceding five-year period. If one of the parties hereto fails to appoint an appraiser within the time period prescribed, then the single appraiser appointed shall be the sole appraiser and shall determine the Renewal Term Fair Market Base Rent. If two appraisers are appointed, they shall have thirty (30) days from the date the second appraiser is appointed (the “30-Day Appraisal Period”) within which to agree upon the Renewal Term Fair Market Base Rent. The appraiser(s) shall be advised that the determination of the Renewal Term Fair Market Base Rent shall be governed by the definitions of same set forth in this Lease and the requirement that each appraiser select the Determination (as between Landlord’s Determination and Tenant’s Determination), which, in his/her opinion, more accurately reflects the Renewal Term Fair Market Base Rent. The Determination selected by the two appraisers as the Renewal Term Fair Market Base Rent shall be binding on Landlord and Tenant.

(2) If the two appraisers appointed by the parties hereto do not concur in such selection as aforesaid within the 30 day Appraisal Period, then said appraisers shall attempt, within ten (10) days after the expiration of the 30 day Appraisal Period, to select a third appraiser (the “Third Appraiser”). If the first two appraisers are unable to agree on the Third Appraiser within the ten (10) day period prescribed in the immediately preceding sentence, either Landlord or Tenant, by giving ten (10) days notice to the other party hereto, shall request that the presiding judge of the lowest level court of general jurisdiction for the district in which the Building is located select the Third Appraiser. The Third Appraiser, however selected, shall meet the qualifications set forth in subparagraph (1) above, and shall be a person who has not previously acted in any capacity for either Landlord or Tenant.

(3) The Third Appraiser shall subscribe and swear to an oath to fairly and impartially choose the Determination which more accurately reflects the Renewal Term Fair Market Base Rent, in accordance herewith. The Third Appraiser shall conduct such hearings as he deems appropriate (or such hearings as either Landlord or Tenant shall request). Within fifteen (15) days after the Third Appraiser has been appointed, the Third Appraiser shall select the Determination (as between Landlord’s Determination and Tenant’s Determination) which, in his/her opinion, more accurately reflects the Renewal Term Fair Market Base Rent, and shall notify Landlord, Tenant and each of the initial arbitrators of such selection in writing. With respect to Tenant’s Renewal Option, provided Tenant does not elect to rescind its Tenant’s Renewal Notice as provided in Article 27, the Renewal Term Fair Market Base Rent set forth in the final Determination selected by the Third Appraiser shall be

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the final determination of such amounts, which determination shall be conclusive and binding upon both Landlord and Tenant.

(4) Except as otherwise provided in the Lease, each party hereto shall pay the fees and expenses of the appraiser selected by such party, and the fees and expenses of the Third Appraiser shall be borne equally by Landlord and Tenant.

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EXHIBIT G

FORM OF MEMORANDUM OF LEASE

THIS DOCUMENT HAS

BEEN PREPARED BY:

Mark P. Goss, Esq.

BRYAN CAVE LLP

Two North Central Avenue, Suite 2200

Phoenix, Arizona 85004

THIS DOCUMENT IS TO

BE RETURNED TO:

Mark Van Vleet, Esq.

FENDER MUSICAL INSTRUMENTS CORPORATION

8860 East Chaparral Road, Suite 100

Scottsdale, AZ 85250-2610

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this “Memorandum”) is executed effective as of this ____ day of ____________, 2004 (the “Effective Date”), by and between 1151 MILDRED LLC, a Delaware limited liability company (“Landlord”), whose address is 100 Bayview Circle, Suite 310, Newport Beach, California 92660, and FENDER MUSICAL INSTRUMENTS CORPORATION, a Delaware corporation (“Tenant”), whose address is 8860 E. Chaparral Road, Suite 100, Scottsdale, Arizona 85250-2610.

PRELIMINARY STATEMENT:

Landlord and Tenant entered into that certain lease (the “Lease”) dated as of the Effective Date, the terms, provisions and conditions of which are incorporated herein by this reference to the same extent as if recited in their entirety herein. Pursuant to the terms, provisions and conditions of the Lease, Landlord has leased to Tenant, and Tenant has rented and leased from

Landlord, the Premises described by address and suite number in Exhibit A attached hereto (collectively, the “Premises”), located in Ontario, California including, without limitation, the real property, together with all fixtures and other improvements now or hereafter located thereon, described more particularly in the legal description attached hereto as Exhibit A and incorporated herein by this reference. Unless otherwise expressly provided herein, all initially capitalized terms used in this Memorandum shall have the same meanings as are ascribed to such terms in the Master Lease.

NOW, THEREFORE, Landlord and Tenant hereby make specific reference to the following terms, provisions and conditions of the Lease:

1. In consideration of the rentals and other sums to be paid by Tenant and of the other terms, covenants and conditions on Tenant’s part to be kept and performed pursuant to the Lease, Landlord leases to Tenant, and Tenant takes and hires, the Premises. The Lease term commences as of the Commencement Date and expires on the fifth (5th) anniversary of the Commencement Date, unless terminated sooner as provided in the Lease. The time period during which the Lease shall actually be in effect is referred to herein as the “Term.”

2. Pursuant to Article 31 of the Lease, Landlord has granted to Tenant a one time right of first refusal to lease all (but not less than all) of the remaining building consisting of approximately 289,000 square feet (the “ROFR Space”) and Landlord shall not lease the ROFR Space to any other party until and unless Landlord shall have first offered to lease the ROFR Space to Tenant pursuant to the terms of Article 31.

3. Pursuant to the terms of Article 27 of the Lease, Landlord has granted to Tenant the right to renew the terms of the Lease for one (1) five (5) year period in accordance with the terms and provisions and subject to the termination of the rent as set forth in said Article 27.

4. Original copies of the Lease are in the possession of Landlord and Tenant. The Lease contains other terms not herein set forth but which are incorporated by reference herein for all purposes, and this Memorandum is executed for the purpose of placing parties dealing with the Premises on notice of the existence of the Lease and, where appropriate, its contents, and shall ratify and confirm all other terms of the Lease as fully as if the same had been set forth herein.

5. This Memorandum is intended for recording purposes only, and does not modify, supersede, diminish, add to or change all or any of the terms of the Lease in any respect. The terms and conditions of the Lease shall control notwithstanding that the terms and conditions of the Lease may be inconsistent or vary from those set forth in this Memorandum.

6. This Memorandum may be executed in one or more counterparts, each of which shall be deemed an original.

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IN WITNESS WHEREOF, the parties hereto have caused this Memorandum to be duly executed as of the Effective Date.

LANDLORD:

1151 MILDRED LLC
a Delaware limited liability company

By:	Alere Property Group LLC,
Sole Member

By:
Name:
Its:

TENANT:

FENDER MUSICAL INSTRUMENTS CORPORATION,
a Delaware corporation

By:
Name:
Its:

After Recordation Return to:

Mark Van Vleet, Esq.

FENDER MUSICAL INSTRUMENTS CORPORATION

8860 E. Chaparral Road

Suite 100

Scottsdale, AZ 85250-2610

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STATE OF CALIFORNIA	)
) SS.
COUNTY OF ORANGE	)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that _______________________, whose name as ____________________ of Alere Property Group LLC, sole member of 1151 MILDRED LLC, a Delaware limited liability company, is signed to the forgoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said limited liability company, acting in its capacity as such sole member of said limited liability company.

Given under my hand and official seal this _____ day of ___________, 2004.

Notary Public

My Commission Expires:

STATE OF ARIZONA	)
) SS.
COUNTY OF MARICOPA	)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that _____________________, whose name as ____________________of FENDER MUSICAL INSTRUMENTS CORPORATION, a Delaware corporation, is signed to the forgoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this ______ day of ____________, 2004.

Notary Public

My Commission Expires:

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EXHIBIT A

ADDRESS AND LEGAL DESCRIPTION OF PREMISES

EXHIBIT H

Form of Commencement Date Agreement

AGREEMENT

This Agreement is entered into in connection with that certain Lease, dated as of ______, __________ (the “Lease”), between _________________, as landlord, and __________, as tenant, covering those certain premises located at ____________________.

The undersigned, as of this ___th day of _____________, ___________, hereby agree as follows:

(1) For all purposes of the Lease, the Commencement Date shall be and shall be deemed to be ________, _______________.

(2) For all purposes of the Lease, the Expiration Date shall be and shall deemed to be ____________, ____________.

(3) Except as modified hereby, all of the terms and conditions of the Lease, as heretofore in effect, shall remain in full force and effect, and, as modified hereby, the Lease is hereby ratified and confirmed in all respects. All capitalized terms which are used herein shall have the meanings ascribed to them in the Lease, except as otherwise defined herein.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of this ___th day of ____________, _____.

[LANDLORD]

By:
Name:
Title:

[TENANT]

By:
Name:
Title:

EXHIBIT I-1

Form of Tenant’s Estoppel Certificate

[Letterhead of Tenant]

[Date]

[Name and Address of Landlord]

Re:	Lease (the “Lease”), dated __________, between _____________
(“Landlord”) and ___________________ (“Tenant”)
Premises:

Dear Sir or Madam:

Tenant hereby certifies the following information as of the date of this certificate:

1.	The Lease is in full force and effect and has not been modified, supplemented, or amended, except as set forth on Schedule I annexed hereto. A true, correct and complete copy of the Lease is attached as Exhibit A hereto.

2.	The Base Rent and Additional Rent due under the Lease has been paid through ________.

3.	Except as otherwise provided in the Lease or on Schedule II annexed hereto, no payment of Base Rent or Additional Rent has been paid by Tenant more than thirty days in advance.

4.	Except as set forth on Schedule III annexed hereto, to the best of Tenant’s knowledge, as of the date hereof, Landlord is not in default under the terms of the Lease.

[5.	Such other matters as Landlord shall reasonably request.]

This Certificate may be relied upon by Landlord and by any proposed successor to Landlord under the Lease and any party providing financing to Landlord.

[TENANT]

By:
Name:
Title:

EXHIBIT I-2

Form of Landlord’s Estoppel Certificate

[Letterhead of Landlord]

[Date]

[Name and Address of Tenant]

Re:	Lease (the “Lease”), dated __________, between _____________
(“Landlord”) and ___________________ (“Tenant”)
Premises:

Dear Sir or Madam:

Landlord hereby certifies the following information as of the date of this certificate:

1.	The Lease is in full force and effect and has not been modified, supplemented, or amended, except as set forth on Schedule I annexed hereto.

2.	The Base Rent due under the Lease has been paid through ________.

3.	Except as otherwise provided in the Lease or on Schedule II annexed hereto, no payment of Base Rent or Additional Rent has been paid by Tenant more than thirty days in advance.

4.	Except as set forth on Schedule III annexed hereto, to the best of Landlord’s knowledge, as of the date hereof, Tenant is not in default under the terms of the Lease.

[5.	Such other matters as Tenant shall reasonably request].

This Certificate may be relied upon by Tenant and by any proposed successor to Tenant under the Lease and any party providing financing to Tenant.

[LANDLORD]

By:
Name:
Title: